EXHIBIT (a)(1)
LEAR CORPORATION
OFFER TO EXCHANGE ELIGIBLE RESTRICTED STOCK UNIT AWARDS

THE OFFER AND YOUR WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M. EASTERN
TIME ON SEPTEMBER 11, 2008, UNLESS WE EXTEND THIS OFFER

DATED: AUGUST 14, 2008

LEAR CORPORATION
OFFER TO EXCHANGE ELIGIBLE RESTRICTED STOCK UNIT AWARDS ISSUED
UNDER THE MANAGEMENT STOCK PURCHASE PLAN MAINTAINED UNDER
THE LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN

THE OFFER AND WITHDRAWAL RIGHTS EXPIRE
AT 11:59 P.M., EASTERN TIME, ON SEPTEMBER 11, 2008,
UNLESS THE OFFER IS EXTENDED BY LEAR CORPORATION
August 14, 2008

     In connection with the amendment and supplement of the terms and conditions of awards issued under the Lear Corporation Management Stock Purchase Plan (the “MSPP”) maintained under the Lear Corporation Long-Term Stock Incentive Plan, effective August 6, 2008, Lear Corporation is making this offer to certain eligible employees, including certain members of the Company’s senior management, to exchange, in 25% increments, up to 50% of outstanding restricted stock unit awards issued to such employees under the MSPP for (i) a stock appreciation right; (ii) a credit to a notional dollar-denominated, interest-bearing deferred compensation account; or (iii) a combination thereof, upon the terms and subject to the conditions set forth in the offer described in this document and in the accompanying acceptance letter and withdrawal letter (which together, as amended or supplemented from time to time, constitute the “Offer”). This Offer provides eligible employees a one-time opportunity to reallocate a portion of the amounts credited to them under the MSPP.
     ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKE ANY RECOMMENDATION AS TO WHETHER YOU SHOULD ELECT TO PARTICIPATE OR REFRAIN FROM ELECTING TO PARTICIPATE IN THIS OFFER. YOU MUST MAKE YOUR OWN DECISION WHETHER TO ELECT TO PARTICIPATE IN THIS OFFER.
     THIS OFFER HAS NOT BEEN APPROVED OR DISAPPROVED BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) OR ANY STATE SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF THE OFFER OR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THE OFFER. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
     Our board of directors (the “Board of Directors”) recognizes that the decision to accept the Offer is an individual one that should be based on a variety of factors, and you should consult your personal advisors if you have questions about your financial, legal or tax situation. The information about this Offer is limited to this document, including the Summary Term Sheet, and the accompanying documents.

IMPORTANT
     To participate in this Offer, you must, prior to 11:59 p.m., Eastern Time, on September 11, 2008 (or such later date to which we may extend the Offer, in either case, the “Offer Expiration Date”), and in accordance with the terms of the acceptance letter, a form of which is attached to this document (the “Acceptance Letter”), properly complete, duly execute and deliver to Lear Corporation (“Lear”) the Acceptance Letter by e-mail or facsimile. Lear must receive the Acceptance Letter by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury by the Offer Expiration Date. Once the Acceptance Letter has been delivered as provided herein, the tender of eligible restricted stock unit awards for exchange may be withdrawn only in the manner set forth herein.
     Lear intends to confirm the receipt of your Acceptance Letter and/or Withdrawal Letter by an e-mail message sent to you within two business days of the date that we receive your Acceptance Letter and/or any Withdrawal Letter. If you have not received an e-mail confirmation, you should confirm that we have received your Acceptance Letter and/or Withdrawal Letter.
     You should direct questions about the terms of this Offer to Thomas J. Polera at tpolera@lear.com or telephone: (248) 447-1832 or Tracie Kelp at tkelp@lear.com or telephone: (248) 447-1834.
     You should not assume that the information provided in this Offer is accurate as of any date other than the date as of which it is shown, or if no date is otherwise indicated, the date of this Offer to Exchange. Notwithstanding the prior sentence, we will update this Offer during the offer period if there is a material change in the information presented. This Offer to Exchange summarizes various documents and other information. These summaries are qualified in their entirety by reference to the documents and information to which they relate.
     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD EXCHANGE OR REFRAIN FROM EXCHANGING YOUR ELIGIBLE RESTRICTED STOCK UNIT AWARDS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATION IN CONNECTION WITH THIS OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS DOCUMENT OR IN THE RELATED ACCEPTANCE LETTER. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

TABLE OF CONTENTS

SUMMARY TERM SHEET	1

Risks of Participating in the Offer	1

MSPP Supplement	1

The Offer	1

Purpose of the Offer	2

Eligible Employees	2

Eligible RSUs	2

Tendering Eligible RSUs	2

Terms of the Offer	3

Material Terms of SARs	3

Material Terms of the Notional Cash Account	4

Remaining RSUs	4

Recent Trading Prices For Our Common Stock	5

Interests of Directors and Officers	5

Conditions to the Offer	5

Extension, Termination and Amendment of the Offer	5

No Recommendation	5

How To Participate; How To Accept The Offer	5

Withdrawal Of Election	6

Deadline For Elections To Accept Or Withdraw A Previous Election; Offer Expiration Date	6

Material United States Federal Income Tax Consequences	6

How To Obtain More Information	6

FREQUENTLY ASKED QUESTIONS	8

Questions Regarding the Offer	8

Questions Regarding the SAR	9

Questions Regarding the Notional Cash Account Credit	12

Other Questions Regarding the Offer and Your Remaining RSUs	14

RISKS OF PARTICIPATING IN THE OFFER	16

Risks that Are Specific to the Offer	16

Tax-Related Risks	18

i

Forward Looking Statements	19

TERMS OF THE OFFER	20

MSPP Supplement	20

The Offer	20

Purpose of the Offer	21

Consideration	21

Other Material Terms of the SARs	22

Other Material Terms of the Notional Cash Account	24

Consequences of Your Election to Reallocate Eligible RSUs	25

Rights with Respect to Eligible RSUs, the LTSIP and the MSPP	26

Remaining RSUs	27

Recent Trading Prices for Our Common Stock	27

Information Regarding Lear	28

Interests of Directors and Officers; Transactions and Arrangements Concerning the RSUs	28

Conditions to the Offer	29

Extension of the Offer; Termination; Amendment	32

Offer Expiration	33

Procedures for Tendering Eligible RSUs	33

Procedures for Withdrawing Tendered RSUs	34

Material United States Federal Income Tax Consequences	35

Accounting Consequences of the Offer	36

Legal Matters; Regulatory Approvals	37

No Recommendation	38

Fees and Expenses	38

Additional Information	38

How to Obtain More Information	39

Miscellaneous	40

Schedule A	Information Concerning the Directors and Executive Officers of Lear Corporation
Schedule B	Glossary of Defined Terms from Lear Corporation Long-Term Stock Incentive Plan
Annex A	Form of Acceptance Letter

Annex B	Form of Withdrawal Letter
Annex C	Supplement to MSPP Terms and Conditions

SUMMARY TERM SHEET
     The following is a summary of the material terms of the Offer (as defined below). We urge you to read carefully the remainder of this Offer to Exchange (as defined below) and the accompanying acceptance letter (the “Acceptance Letter”), a form of which is attached as Annex A, and withdrawal letter (the “Withdrawal Letter”) a form of which is attached as Annex B. Unless the context suggests otherwise, the terms the “Company,” “Lear,” “we,” “us,” or “our” refer to Lear Corporation and its subsidiaries.
Risks of Participating in the Offer
     Participating in this Offer involves a number of risks, including, without limitation, those material risks set forth in this Offer to Exchange and in certain of our filings with the SEC. See “Risks of Participating in the Offer” for a description of certain material risks. We recommend that you carefully consider these risks and consult with your financial, legal and/or tax advisors, as necessary, before deciding to participate in the Offer.
MSPP Supplement
     The Compensation Committee of the Board of Directors of the Company (the “Board of Directors”) recently authorized and approved the amendment and supplement of the terms and conditions (the “MSPP Supplement”) of awards issued under the Lear Corporation Management Stock Purchase Plan (the “MSPP” and such terms and conditions of awards, the “MSPP Terms”) maintained under the Lear Corporation Long-Term Stock Incentive Plan (“LTSIP”). The MSPP Supplement became effective on August 6, 2008. The MSPP Supplement expands the award alternatives that the Company may grant or issue to employees under the MSPP to include cash-settled stock appreciation rights and credits to a notional dollar-denominated, interest-bearing deferred compensation account established under the MSPP (a “Notional Cash Account”). The MSPP Supplement is described in more detail under “Terms of the Offer -MSPP Supplement.”
The Offer
     In connection with the MSPP Supplement, Lear is offering certain eligible employees, including certain members of the Company’s senior management, the opportunity to exchange, in 25% increments, up to 50% of outstanding restricted stock unit awards (“RSUs”) issued to such employees under the MSPP for (i) a cash-settled stock appreciation right (“SAR”); (ii) a credit to the employee’s Notional Cash Account (“Notional Cash Account Credit”); or (iii) a combination thereof, upon the terms and subject to the conditions set forth in the offer described in this document (the “Offer to Exchange”) and in the accompanying Acceptance Letter and Withdrawal Letter (which together, as amended or supplemented from time to time, constitute the “Offer”). The Offer provides certain employees the one-time opportunity to reallocate a portion of the amounts credited to them under the MSPP. See “Terms of the Offer — The Offer” for a more detailed description of the Offer.
     Although we do not currently intend to do so, we may, in our sole discretion, extend the Offer at any time. If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m., Eastern Time, on the next business day following the date of the previously scheduled expiration of the offer period. The Offer shall commence on August 14, 2008, and shall remain open until September 11, 2008 (or such later date to which we may extend the Offer, in either case, the “Offer Expiration Date”).
Purpose of the Offer
     The Company approved and implemented the MSPP Supplement to provide MSPP participants additional investment alternatives with respect to their MSPP deferrals, and the Company has determined to offer certain employees the one-time opportunity to reallocate a portion of the amounts credited to them under the MSPP through this Offer. This opportunity to exchange RSUs for a SAR and/or Notional Cash Account Credit will provide Eligible Employees (as defined below) flexibility and choice with respect to investment alternatives for their deferred compensation, including RSUs, a SAR and a Notional Cash Account, thereby creating a balanced equity-based deferred compensation program that enhances employee retention and motivation. The SAR investment alternative is designed to provide Eligible Employees with the opportunity to meaningfully benefit from an increase in the market price of the Company’s common stock, par value $0.01 per share (the “Common Stock”), from its level on the Exchange Date. The Notional Cash Account is designed to provide a more conservative investment alternative for Eligible Employees who do not wish to assume the risk of the fluctuations in the value of the Company’s Common Stock following the Exchange Date (as defined below).
Eligible Employees
     Employees of the Company, including certain members of the Company’s senior management, who are actively employed on August 14, 2008, and who hold Eligible RSUs (as defined below) issued under the MSPP, are eligible to participate in this Offer; provided that an employee will not be eligible to participate in the Offer if on or before the Offer Expiration Date, such employee’s employment with the Company terminates for any reason. Additionally, any former Lear employee who currently holds RSUs and is employed by International Automotive Components Group North America, Inc. (“IAC”) or any other joint venture is not eligible to participate in this Offer (as described in this paragraph, “Eligible Employees” and each, an “Eligible Employee”).
Eligible RSUs
     Fifty percent (50%) of RSUs granted to an Eligible Employee under the MSPP in tranches based on compensation amounts deferred by such employee in 2006 (scheduled for distribution in 2009), 2007 (scheduled for distribution in 2010) and 2008 (scheduled for distribution in 2011) (each, a “Tranche”) and outstanding as of August 14, 2008 (“Eligible RSUs”) are eligible for exchange by an Eligible Employee pursuant to the terms and conditions of this Offer.
Tendering Eligible RSUs
     To participate in the Offer, an Eligible Employee may tender to the Company all or a portion of his or her Eligible RSUs for cancellation by electing to exchange such Eligible RSUs, in 25% increments (such tendered Eligible RSUs, the “Tendered RSUs”), for a SAR, Notional Cash Account Credit or a combination thereof, as described herein. An Eligible Employee’s election for each Tranche of Eligible RSUs need not be the same. Tendered RSUs that are accepted will be cancelled and will become available for future grants under the MSPP.

Terms of the Offer
     We will issue a SAR and/or Notional Cash Account Credit to those Eligible Employees who elect to participate in this Offer, subject to the terms and conditions explained under “Terms of the Offer.” We currently expect to issue the SARs on the first business day immediately following the Offer Expiration Date (the “Exchange Date”). For each Eligible RSU tendered in the Offer, the following will be issued, in accordance with the elections set forth in the Eligible Employee’s Acceptance Letter:
• SAR. The percentage, if any, of your Eligible RSUs that you elect to exchange for a SAR will be removed from the notional, bookkeeping account that holds your RSUs (“RSU Account”), and you will receive a SAR covering a number of shares of Common Stock based on the exchange ratio applicable to the Eligible RSUs being exchanged in the Offer. The exchange ratio for the 2006 Tranche will be four SARs per one RSU and for the 2007 Tranche and 2008 Tranche will be three SARs per one RSU.
• Notional Cash Account Credit. The percentage, if any, of your Eligible RSUs that you elect to exchange for a Notional Cash Account Credit will be removed from your RSU Account, and the fair market value on the Exchange Date of the number of shares of Common Stock covered by those Eligible RSUs will be credited to your Notional Cash Account.
Material Terms of SARs
     A SAR generally will entitle the Eligible Employee to receive upon exercise an amount in cash equal to the excess of (i) the closing price per share of Common Stock, as reported by the New York Stock Exchange (the “NYSE”), on the date of exercise over (ii) the closing price per share of Common Stock, as reported by the NYSE, on the Exchange Date (the “Base Price”), multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Therefore, the Eligible Employee will only receive cash amounts if the market price per share of Common Stock on the date of exercise is greater than the Base Price. A SAR is not exercisable for any cash amount when the market price per share of Common Stock is less than or equal to the Base Price. Furthermore, if the market price per share of Common Stock is less than or equal to the Base Price during the entire exercise period of the SAR, the Eligible Employee will have no opportunity to receive any amount from the SAR and, consequently, will lose all of the value of the Eligible RSUs that he or she exchanged for the SAR in this Offer.
     Other material terms of the SARs are as follows:
• Base Price: The SARs will have a Base Price equal to the closing price of our Common Stock, as reported by the NYSE, on the Exchange Date, which we expect to be the first business day immediately following the Offer Expiration Date.
• Exercisability Date: The SARs will become exercisable at the end of the Restriction Period (as defined below) for the Eligible Employee’s RSUs (the “Exercisability Date”), subject to acceleration if certain conditions are met.

• SARs Term: The SARs have a term that will expire two years after the Scheduled Exercisability Date (as defined below).
• Exercisability of SARs: Following the termination of employment, a participant may exercise SARs as set forth below under “Terms of the Offer—Other Material Terms of the SARs—Exercisability of SARs.” Exercisability varies depending on whether such termination of employment occurs (i) after the Accelerated Exercisability Date (as defined below); (ii) after the Scheduled Exercisability Date; or (iii) before the Scheduled Exercisability Date. The SARs also will become exercisable immediately upon a Change in Control (as defined in the LTSIP and set forth in Schedule B).
• No Dividends: The SARs will not include a dividend equivalent feature.
• Section 409A Considerations: The SARs are subject to the terms and conditions described under “Terms of the Offer – Other Material Terms of the SARs – Section 409A Considerations” in connection with potential excise tax penalties arising under Section 409A (“Section 409A”) of the Internal Revenue Code of 1986, as amended (the “Code”).
Material Terms of the Notional Cash Account
     A Notional Cash Account Credit generally will entitle an Eligible Employee to receive a credit to a Notional Cash Account in an amount equal to the closing price of our Common Stock, as reported by the NYSE, on the Exchange Date for each Eligible RSU that the Eligible Employee elects to exchange. Amounts held in the Notional Cash Account will be credited with interest, at a rate set annually and compounded monthly. The annual interest rate will be reset on January 1st of each year based on the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters of the year preceding the year for which the interest is credited. For example, on January 1, 2009, the interest rate for 2009 will be established based on the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters of 2008.
     Distribution of cash amounts from the Notional Cash Account (including accrued interest) generally will be made in a lump sum shortly after the end of the original three-year vesting period applicable to the Eligible RSUs (the “Restriction Period”) (subject to any six-month delay required by Section 409A; see “Terms of the Offer – Material United States Federal Income Tax Consequences”). If an Eligible Employee terminates employment prior to the scheduled distribution date or upon a Change of Control (as defined in the LTSIP and as set forth in Schedule B), the Eligible Employee will be entitled to receive in a lump sum 100% of the cash balance including all interest accrued through the date of termination or Change of Control.
Remaining RSUs
     The Offer will have no effect on those RSUs that are not Eligible RSUs. Such RSUs will remain outstanding in accordance with, and subject to, their current terms.
     If an Eligible Employee elects not to exchange all of his or her Eligible RSUs or, if having tendered, an Eligible Employee withdraws his or her election by the Offer Expiration

Date, such Eligible RSUs will remain outstanding in accordance with, and subject to, their current terms.
     There are various risks and benefits associated with your potential reallocation of Eligible RSUs into a cash-settled SAR and/or Notional Cash Account. Examples illustrating the potential value you could realize or lose from each Tranche of RSUs based on specific scenarios is set forth under “Terms of the Offer – Consequences of Your Election to Reallocate Eligible RSUs.”
Recent Trading Prices For Our Common Stock
     Shares of our Common Stock are listed for trading on the NYSE under the symbol “LEA.” On August 13, 2008, the closing price for our Common Stock on the NYSE was $ 14.51 per share. The market price of our Common Stock has experienced significant volatility and may continue to fluctuate based on a variety of factors, including those described under “Risks of Participating in the Offer – Forward Looking Statements.” A table summarizing the high and low prices of our Common Stock over the last two years is set forth under “Terms of the Offer – Recent Trading Prices for Our Common Stock.” We recommend that you obtain current market quotations for shares of our Common Stock and consult with your financial advisor before deciding whether to exchange your Eligible RSUs .
Interests of Directors and Officers
     Certain of our executive officers hold Eligible RSUs and will be eligible to participate in the Offer. Our non-employee directors do not hold Eligible RSUs and are not eligible to participate in the Offer. The interests of our executive officers and directors in the Offer are described under “Terms of the Offer – Interests of Directors and Officers; Transactions and Arrangements Concerning the RSUs.”
Conditions to the Offer
     This Offer is subject to conditions described in more detail under “Terms of the Offer – Conditions to the Offer.”
Extension, Termination and Amendment of the Offer
     We expressly reserve the right, in our sole discretion, to extend, terminate or amend the Offer by the Offer Expiration Date. See “Terms of the Offer – Extension of the Offer; Termination; Amendment” for more information regarding these rights.
No Recommendation
     Although the Board of Directors has approved the making of this Offer, neither we nor our Board of Directors make any recommendation as to whether you should exchange or refrain from exchanging all or a portion of your Eligible RSUs. You must make your own decision whether to exchange your Eligible RSUs.
How To Participate; How To Accept The Offer
     To participate and accept the Offer to exchange Eligible RSUs for a SAR and/or Notional Cash Credit, you must be an Eligible Employee and you must tender for exchange all or a portion of your Eligible RSUs before 11:59 p.m., Eastern Time on September 11, 2008, (or such later date to which we may extend the Offer). If you wish to exchange your Eligible RSUs, you must deliver the Acceptance Letter, properly completed and signed, to us by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury, by the Offer Expiration Date.
     We reserve the right to reject any or all tenders of Eligible RSUs that we determine are not in appropriate form or that we determine are unlawful to accept. Subject to our rights to extend, terminate or amend this Offer, we will accept all properly and timely Tendered RSUs that are not validly withdrawn by the Offer Expiration Date.
Withdrawal Of Election
     You can withdraw your election to tender for exchange Eligible RSUs by delivering, at any time before 11:59 p.m., Eastern Time, on September 11, 2008 (or such later date to which we may extend the Offer), a properly completed and signed Withdrawal Letter to us by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury. To withdraw Tendered RSUs, we must receive a properly completed and signed Withdrawal Letter (using the form attached to this document) by e-mail or facsimile, while you still have the right to withdraw the Tendered RSUs. If you withdraw any Tendered RSUs, you must withdraw all Tendered RSUs. If we extend this Offer beyond 11:59 p.m. Eastern Time, on September 11, 2008, you may withdraw your Tendered RSUs at any time until the extended expiration date of this Offer. In addition, if we do not accept your Tendered RSUs within 40 business days after the commencement of this Offer, you may withdraw your Tendered RSUs after the 40th business day following August 14, 2008 (i.e., October 9, 2008). Once you have withdrawn Tendered RSUs, you may re-tender Eligible RSUs only by timely delivering to the Company an Acceptance Letter in accordance with the delivery procedures described herein.
Deadline For Elections To Accept Or Withdraw A Previous Election; Offer Expiration Date
     Your Acceptance Letter and any Withdrawal Letter must be received by us before 11:59 p.m., Eastern Time, on September 11, 2008, unless we extend the Offer Expiration Date. If we extend this Offer beyond that time, you may exchange your Eligible RSUs or withdraw a previous election to exchange Eligible RSUs by delivering a properly completed and signed Acceptance Letter or Withdrawal Letter, as the case may be, so long as we receive your signed Acceptance Letter or Withdrawal Letter, as applicable by the Offer Expiration Date.
Material United States Federal Income Tax Consequences
     A summary of possible material United States Federal income tax consequences of the Offer is set forth under “Terms of the Offer – Material United States Federal Income Tax Consequences.” We recommend that each Eligible Employee consult with his or her own tax advisor with respect to individual circumstances.

How To Obtain More Information
     You should direct questions about this Offer or requests for assistance or for additional copies of any of these documents to Thomas J. Polera at tpolera@lear.com or telephone: (248) 447-1832 or Tracie Kelp at tkelp@lear.com or telephone: (248) 447-1834. While they can explain the terms and conditions of the Offer, they cannot make any recommendation as to whether you should elect to participate or refrain from electing to participate in the Offer or as to any of the investment alternatives if you should elect to participate in this Offer.

FREQUENTLY ASKED QUESTIONS
     The following are answers to some of the questions that you may have about this Offer. We urge you to read carefully the foregoing summary of this Offer (where many of the capitalized terms used below have been defined), the remainder of this Offer and the accompanying Acceptance Letter and Withdrawal Letter (attached to this document). The information in these questions and answers is not complete. Important information contained in other parts of this Offer is not addressed in these questions and answers.
Questions Regarding the Offer
•	Why are we making this Offer?
     The Company approved and implemented the MSPP Supplement to provide MSPP participants additional investment alternatives with respect to their MSPP deferrals, and the Company has determined to offer Eligible Employees the one-time opportunity to reallocate a portion of the amounts credited to them under the MSPP through this Offer. This opportunity to exchange RSUs for a SAR and/or Notional Cash Account Credit will provide Eligible Employees flexibility and choice with respect to investment alternatives for their deferred compensation, including RSUs, a SAR and a Notional Cash Account, thereby creating a balanced equity-based deferred compensation program that enhances employee retention and motivation. The SAR investment alternative is designed to provide Eligible Employees with the opportunity to meaningfully benefit from an increase in the market price of the Company’s Common Stock from its level on the Exchange Date. The Notional Cash Account is designed to provide a more conservative investment alternative for Eligible Employees who do not wish to assume the risk of the fluctuations in the value of the Company’s Common Stock following the Exchange Date.
•	What securities are eligible for exchange in the Offer?
     In connection with the MSPP Supplement, we are offering Eligible Employees the opportunity to exchange, in 25% increments, all or a portion of your Eligible RSUs for (i) a SAR; (ii) a Notional Cash Account Credit; or (iii) a combination thereof, upon the terms and subject to the conditions set forth in this Offer. Eligible RSUs consist of up to 50% of RSUs granted to an Eligible Employee under the MSPP in a 2006, 2007 and/or 2008 Tranche scheduled for distribution in March 2009, 2010 or 2011, respectively, and are outstanding as of August 14, 2008. To participate in the Offer, an Eligible Employee must tender for exchange all or a portion of his or her Eligible RSUs to the Company for cancellation by completing and signing the Acceptance Letter, a form of which is provided with this document, and returning it to us by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury, by the Offer Expiration Date.
•	Who is eligible to participate in this Offer?
     You may participate in this Offer if (i) you are an employee of the Company (including certain members of the Company’s senior management) who is employed on August 14, 2008; and (ii) you hold Eligible RSUs issued under the MSPP. You may not participate in this Offer if on or before the Offer Expiration Date, your employment with the Company terminates for any reason. Additionally, former employees of Lear who currently are employed by IAC or any other joint venture and hold RSUs are not eligible to participate in the Offer.
•	If I decide to participate in this Offer, what are my choices?
     If you decide to participate in the Offer, you may elect to reallocate, in 25% increments, all or a portion of your Eligible RSUs held in your RSU Account into a SAR and/or Notional Cash Account. You may make separate elections for each Tranche of RSUs that you hold and you may elect to participate in the Offer with respect to one, two, three or none of the Tranches. You will be able to elect to exchange your Eligible RSUs for the following:
• SAR. The percentage, if any, of your Eligible RSUs that you elect to exchange for a SAR will be removed from your RSU Account, and you will receive a SAR covering a number of shares of Common Stock based on the exchange ratio applicable to the Eligible RSUs being exchanged in the Offer. The exchange ratio for the 2006 Tranche will be four SARs per one RSU and for the 2007 Tranche and 2008 Tranche will be three SARs per one RSU. See “Terms of the Offer – Consideration.”
• Notional Cash Account Credit. The percentage, if any, of your Eligible RSUs that you elect to exchange for a Notional Cash Account Credit will be removed from your RSU Account, and the fair market value on the Exchange Date of the number of shares of Common Stock covered by those Eligible RSUs will be credited to your Notional Cash Account.
Questions Regarding the SAR
•	What is a SAR?
     The SAR is a stock appreciation right that generally will entitle you to receive upon exercise of the SAR an amount in cash equal to the excess of (i) the closing price per share of Common Stock, as reported by the NYSE, on the date of exercise over (ii) the Base Price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Therefore, the Eligible Employee will only receive cash amounts if the market price per share of Common Stock on the date of exercise is greater than the Base Price. A SAR is not exercisable for any cash amount when the market price per share of Common Stock is less than or equal to the Base Price. Furthermore, if the market price per share of Common Stock is less than or equal to the Base Price during the entire exercise period of the SAR, the Eligible Employee will have no opportunity to receive any amount from the SAR and, consequently, will lose all of the value of the Eligible RSUs that he or she exchanged for the SAR in this Offer.
•	When does my SAR become exercisable?
     Provided you have remained continuously employed by Lear, the SAR will become fully exercisable on the Exercisability Date that is the earlier of the Scheduled Exercisability Date or the Accelerated Exercisability Date (each, as defined below).

• The “Scheduled Exercisability Date” is the last day of the RSU Restriction Period for the particular Tranche to which the SAR relates (i.e., March 14, 2009, 2010 or 2011, depending on the Tranche).
• The “Accelerated Exercisability Date,” if any, is the later of (i) the end of the first ten-consecutive trading day period beginning after the Exchange Date throughout which the closing price of a share of Common Stock, as reported by the NYSE, has equaled or exceeded 150% of the Base Price or (ii) the six-month anniversary of the Exchange Date (i.e., March 12, 2009, unless the Offer is extended).
•	When does the SAR expire?
     The SAR expires on the second anniversary of the Scheduled Exercisability Date. In other words, the expiration date will be March 14, 2011, 2012 or 2013, depending on the Tranche.
•	What will be the Base Price of the SAR?
     The Base Price of the SAR will be equal to 100% of the closing price of our Common Stock, as reported by the NYSE, on the Exchange Date, determined in accordance with the terms of the MSPP Supplement. Because the SAR will be issued on or about September 12, 2008 (unless the Offer is extended), we cannot predict the Base Price of the SAR. Accordingly, the SAR may have a Base Price that is higher than or lower than the current market price of our Common Stock. We recommend that you obtain current market quotations for shares of our Common Stock before deciding whether to exchange your Eligible RSUs. You may withdraw or change your election to tender for exchange Eligible RSUs at any time before 11:59 p.m., Eastern Time, on the Offer Expiration Date (i.e., September 11, 2008, unless the Offer is extended) by following the procedures set forth under “Terms of the Offer – Procedures for Tendering Eligible RSUs.”
•	After the issuance of my SAR, what happens if the market price of Lear’s Common Stock falls below the Base Price of the SAR?
     You will only be able to exercise the SAR for cash amounts if the market price per share of Common Stock on the date of exercise is greater than the Base Price. A SAR is not exercisable for any cash amount when the market price per share of Common Stock is less than or equal to the Base Price. Furthermore, if the market price per share of Common Stock is less than or equal to the Base Price during the entire exercise period of the SAR, you will have no opportunity to receive any amount from the SAR and, consequently, will lose all of the value of the Eligible RSUs that you exchanged for the SAR in this Offer. You should take this possibility into account in deciding whether to participate in the Offer and exchange your Eligible RSUs for a SAR. See “Risks of Participating in the Offer” for information about risks relating to the Offer and “Terms of the Offer – Consequences of Your Election to Reallocate Eligible RSUs” for a discussion of the effect fluctuations in the market price of our Common Stock would have on the value of a SAR.
     Lear is not providing and is not in a position to provide any assurances or predictions as to the market price of our Common Stock at any time in the future.

•	How is my SAR affected by the Section 409A “six-month rule”?
     Section 409A contains rules that apply to certain deferred compensation arrangements. Regulations issued under Section 409A generally exempt SARs from the Section 409A requirements if the base price of the SARs is greater than or equal to the market price of the underlying stock on the grant date, as applicable. The Company intends the SAR to qualify for this exemption from Section 409A, and accordingly the six-month delay requirement for specified employees should not apply. The six-month delay for specified employees will apply to amounts credited to the Notional Cash Account and will continue to apply to RSUs.
•	If my employment terminates during 2008 before the entire salary amount covered by my deferral election relating to the 2008 Tranche has been withheld, how is my SAR affected?
     The number of shares to which the SAR relates will be proportionately reduced to reflect the portion of your elected salary deferral amount that has not yet been “funded” through payroll withholding.
•	How is my SAR affected if my employment terminates because of my retirement, disability, death or the Company’s termination of my employment without Cause?
• Separation Prior to Exercisability Date. If your separation from service with Lear occurs before the Exercisability Date, your SAR will immediately vest and become exercisable. It will remain exercisable throughout the two-year period beginning on your termination date.
• Separation On or After Exercisability Date. If your separation from service with Lear occurs on or after the Exercisability Date, your SAR will remain exercisable until its expiration date.
•	What if I voluntarily resign my employment with Lear?
• Resignation Prior to Exercisability Date. If you resign before the Exercisability Date, you will forfeit the portion of your SAR covering 25% of the number of shares to which the SAR relates. For the three-month period beginning on your termination date, the remaining portion of the SAR (covering 75% of the number of shares to which the SAR relates) will be exercisable on a “Limited Exercise” basis. A “Limited Exercise” means that the aggregate amount payable to you upon exercise of the SAR will be capped at the value of the original deferral amount relating to the portion of Eligible RSUs that you elect to exchange for the SAR.
• Resignation On or After Accelerated Exercisability Date. If there is an Accelerated Exercisability Date and you resign on or after the Accelerated Exercisability Date but before the Scheduled Exercisability Date, your SAR will be fully exercisable with respect to 100% of the number of shares to which the SAR relates (without any cap) throughout the three-month period beginning on the termination date.
• Resignation On or After Scheduled Exercisability Date. If you resign on or after the Scheduled Exercisability Date, your SAR will be fully exercisable with respect to

100% of the number of shares to which the SAR relates (without any cap) until its expiration date.
•	What if I am involuntarily terminated by the Company for Cause?
• Termination Prior to Exercisability Date. If you are involuntarily terminated by the Company for Cause (as defined in the LTSIP and set forth in Schedule B) before the Exercisability Date, you will forfeit the portion of your SAR covering 25% of the number of shares to which the SAR relates. For the three-month period beginning on your termination date, the remaining portion of the SAR (covering 75% of the number of shares to which the SAR relates) will be exercisable on a Limited Exercise basis.
• Termination On or After Exercisability Date. If you are involuntarily terminated by the Company for Cause on or after the Exercisability Date, your SAR will be fully exercisable with respect to 100% of the number of shares to which the SAR relates (without any cap) throughout the three-month period beginning on the termination date (but not later than the original expiration date).
•	What are the United States Federal income tax consequences of electing to exchange all or part of my Eligible RSUs for a SAR?
     The Company believes that electing to exchange Eligible RSUs for a SAR should have no immediate United States Federal income tax consequences.
     In the event a participant’s employment terminates following the Exchange Date and on or before December 31, 2008, the exercise of his or her SAR after the end of 2008 could give rise to additional tax under Section 409A. If the termination in 2008 occurs for any reason other than (i) a voluntary termination by the participant (other than due to his or her Retirement) or (ii) a termination for Cause, the Company would make an additional payment to the participant to make him or her whole for any addition to his or her tax resulting from the application of Section 409A. Additional tax consequences are described under “Terms of the Offer – Material United States Federal Income Tax Consequences.”
Questions Regarding the Notional Cash Account Credit
•	What is the Notional Cash Account?
     The Notional Cash Account is a bookkeeping account to which the dollar amount representing your Eligible RSUs that you exchange for a Notional Cash Account Credit is credited. Amounts credited to the Notional Cash Account are credited with interest, at a rate set annually and compounded monthly. The annual interest rate will be reset on January 1st of each year based on the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters of the year preceding the year for which the interest is credited. For example, on January 1, 2009, the interest rate for 2009 will be established based on the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters of 2008.

•	Is the Notional Cash Account Funded?
     No. As is the case for the MSPP generally, your rights to benefits from the Notional Cash Account are those of a general unsecured creditor. This means that if Lear were to become insolvent, your account would not have any special protection.
•	How will the distribution from my Notional Cash Account be made?
     Distributions from the Notional Cash Account will be in cash.
•	When will the distribution from my Notional Cash Account be made?
     Your distribution will be paid within ten days after the earliest to occur of (i) your separation from service; (ii) the last day of the Restriction Period (i.e., March 14, 2009, 2010 or 2011, depending on the Tranche); or (iii) a Change in Control.
•	How am I affected by the Section 409A “six-month rule”?
     Because Lear is a publicly-traded company, Section 409A of the Code requires that distributions made to certain officers due to a separation from service be subject to a six-month waiting period. Note that the determination of which individuals are subject to this waiting period is made at the time of termination not at the time of deferral.
•	What adjustment will be made to my distribution if it occurs during 2008 (due to my termination of employment) before the entire salary amount covered by the deferral election relating to my 2008 Tranche has been withheld?
     Your distribution amount relating to your 2008 Tranche will be proportionately reduced to reflect the portion of your elected salary deferral amount that is not “paid up” – that is, has not yet been withheld from your 2008 salary.
•	What happens if my employment terminates for any reason following the Exchange Date but prior to the scheduled distribution date?
     You will be entitled to receive in a lump sum distribution of 100% of the cash balance of your Notional Cash Account including all interest accrued through the date of termination.
•	What are the United States Federal income tax consequences of electing to exchange all or part of my Eligible RSUs for a Notional Cash Account Credit?
     The Company believes that electing to exchange Eligible RSUs for a Notional Cash Account Credit should have no immediate United States Federal income tax consequences. A Notional Cash Account distribution will constitute wages for United States Federal income tax purposes and will be subject to applicable withholding requirements. You should consult your own tax advisor regarding the United States Federal, state, local and foreign (non-United States) tax consequences of participating in this Offer in light of your own circumstances.

Other Questions Regarding the Offer and Your Remaining RSUs
•	Will I be required to give up all of my rights to Eligible RSUs that are tendered in the Offer?
     Yes. Once we have accepted your Tendered RSUs, you will no longer have any rights with respect to those Eligible RSUs.
•	What should I do if I choose not to participate in the Offer?
     Nothing. You do not have to file or deliver any forms or letters if you choose to keep all of your Eligible RSUs and not participate in the Offer.
•	What happens to my Eligible RSUs if I choose not to exchange all or some of them?
     If you choose not to exchange all or a portion of your Eligible RSUs, the portion of your Eligible RSUs not exchanged will remain outstanding in accordance with, and subject to, their current terms.
•	What happens to my RSUs not eligible to be exchanged in this Offer?
     Nothing. Your RSUs that are not eligible to be exchanged in this Offer will remain outstanding in accordance with, and subject to, their current terms.
•	During what period of time may I tender Eligible RSUs?
     To validly tender for exchange Eligible RSUs pursuant to this Offer, you must, prior to 11:59 p.m., Eastern Time, on the Offer Expiration Date (i.e., September 11, 2008, or such later date to which we may extend the Offer), deliver to us the completed and signed Acceptance Letter. To exchange Eligible RSUs, we must receive your completed and signed Acceptance Letter by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury, by the Offer Expiration Date.
•	During what period of time may I withdraw Tendered RSUs?
     You may withdraw your Tendered RSUs at any time before 11:59 p.m., Eastern Time, on the Offer Expiration Date (i.e., September 11, 2008, or such later date to which we may extend the Offer). In the case of withdrawal, you must withdraw all Tendered RSUs. You may not withdraw only a portion of Tendered RSUs. If we extend this Offer beyond that time, you may withdraw your Tendered RSUs at any time until the extended expiration of this Offer. To withdraw Tendered RSUs, we must receive a completed and signed Withdrawal Letter by e-mail or facsimile while you still have the right to withdraw the Tendered RSUs. You may change your mind with respect to any Tendered RSUs as many times as you wish, but you will be bound by the last properly submitted Acceptance Letter or Withdrawal Letter that we receive by the Offer Expiration Date. As in the case of delivery of the Acceptance Letter, you must deliver the signed and completed Withdrawal Letter to us by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury, by the Offer Expiration Date.

•	What are some of the risks involved in the Offer?
     Participation in this Offer involves a number of potential risks and uncertainties, including those described below. You should carefully consider the risks and uncertainties described under “Risks of Participating in the Offer.” You should consider, among other things, these risks and uncertainties before deciding whether or not to exchange your Eligible RSUs. In addition, we strongly urge you to read all of the materials relating to this Offer before deciding whether or not to exchange your Eligible RSUs.
     The ultimate investment return realized by each of the alternatives in the Offer will vary depending upon the future performance of our Common Stock. The risk associated with each choice made in this Offer corresponds to the potential returns associated therewith, with the Notional Cash Account bearing the least risk, the risk increasing with a decision to retain your RSUs and the greatest risk being associated with choosing the SAR alternative. Your choice should be based upon your individual risk tolerance and personal views on our future stock performance.
     The Base Price of the SAR will be equal to 100% of the closing market price of our Common Stock, as reported by the NYSE, on the Exchange Date, determined in accordance with the terms of the MSPP Supplement. If the market price of our Common Stock does not increase in value above the Base Price of the SAR, you will not be able to exercise your SAR for any cash amount. In this case, you would be economically better off keeping your Eligible RSUs.
•	How should I decide whether or not to participate in the Offer?
     We understand that this will be an important decision for all Eligible Employees. Each alternative offered in this Offer carries risk, as there is no guarantee or assurance as to our future stock price performance. The decision to participate must be your personal decision and will depend largely on your assessment of your existing stock award holdings and your assumptions about the future overall economic environment, performance of our business, the stock market and the market price of our Common Stock. We urge you to carefully review the section of this Offer to Exchange entitled “Risks of Participating in the Offer” before making an election in the Offer.
•	Who can I contact if I have questions about the Offer?
     For additional information or assistance, you should contact Thomas J. Polera at tpolera@lear.com or telephone: (248) 447-1832 or Tracie Kelp at tkelp@lear.com or telephone: (248) 447-1834 by the Offer Expiration Date. While they can explain the terms and conditions of the Offer, they cannot make any recommendation as to whether you should elect to participate or refrain from electing to participate in the Offer or as to any of the investment alternatives if you should elect to participate in the Offer.

RISKS OF PARTICIPATING IN THE OFFER
     Participating in the Offer involves a number of risks, including those described below. In addition, the risks relating to our business described under the heading entitled “Risk Factors” of our Annual Report on Form 10-K/A for the year ended December 31, 2007, filed with the SEC on March 3, 2008, highlight additional material risks of participating in this Offer, and are incorporated herein by reference. However, these summaries are not exhaustive, and we strongly urge you to read the sections in this Offer to Exchange discussing the tax consequences in the United States, as well as the rest of this Offer to Exchange, for a more in-depth discussion of the risks that may apply to you before deciding to participate in the Offer. In addition, you should carefully consider these risks and are encouraged to speak with your financial, legal and/or tax advisors as necessary before deciding to participate in the Offer.
     The following discussion should be read in conjunction with the financial statements and notes to the financial statements included in our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007, and in our Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008, and June 28, 2008. We caution you not to place undue reliance on the forward-looking statements contained in this Offer, which speak only as of the date of this Offer.
Risks that Are Specific to the Offer
     Your ultimate investment return will depend upon the future performance of our Common Stock, which may fluctuate due to events outside of our control.
     The ultimate investment return realized by each of the alternatives offered in this Offer will vary depending upon the future performance of our Common Stock. The risk associated with each alternative in this Offer corresponds to the potential returns associated therewith, with the Notional Cash Account bearing the least risk, the risk increasing with a decision to retain your RSUs and the greatest risk being associated with choosing the SAR alternative. Your choice should be based upon your individual risk tolerance and personal views on our future stock performance.
     There are a number of factors that are beyond our control that may affect our stock price, such as general global economic conditions, economic conditions in the automotive industry in each market in which we operate, changes in the political and regulatory environments where we do business, changes in earnings estimates by securities analysts or our ability to meet those estimates and publicity regarding our industry in general or any of our significant customers. The market price of shares of our Common Stock may fluctuate significantly depending on any of these, and various other, factors. This fluctuation may affect the value of the RSUs that you retain and the SAR that you receive in this Offer.
     The exchange ratios applicable to Eligible RSUs exchanged for a SAR are based substantially on a valuation methodology utilized by the Company and a third-party consultant and do not necessarily reflect the value of the SAR held by an Eligible Employee upon exercise.
     An objective in establishing the exchange ratio for each Tranche was to cause the SARs granted in this Offer to have an aggregate value approximately equal to the aggregate value of the Eligible RSUs being surrendered. The exchange ratios were determined based on a number of factors, including the analysis and recommendation of a third-party consultant of the value of RSUs and SARs based on a valuation methodology that took into account the following elements: (i) a base price of the SAR equal to the closing price of our Common Stock, as reported by the NYSE, on July 30, 2008; (ii) the expected remaining term of the SAR; (iii) the volatility in the market price of our Common Stock; (iv) a risk-free interest rate; and (v) an expected dividend yield of the stock of zero.
     You should be aware that assumptions utilized in the valuation of SARs are judgmental. Although the valuation methodology used by the Company and its consultant is a standard and accepted model for determining the value of SARs, even experts can disagree on the correct assumptions to use for any particular SAR valuation, and the utilization of different assumptions can produce significantly different results for the ultimate value of a SAR. The assumptions we used for the purposes of this Offer may not be the same as those used by others, and, therefore, our valuation of the SARs and the exchange ratios applicable in this Offer may not be consistent with those obtained using other valuation techniques or input assumptions and may not reflect the value of the SARs upon exercise. Furthermore, our valuation was based on the market price of our Common Stock and other factors as of the time of the valuation, which may change before the Exchange Date.
     If the market price of our Common Stock during the period in which you wish to exercise or may exercise your SAR is equal to or less than the market price of our Common Stock on the Exchange Date, the SAR cannot be exercised for any cash amount.
     In order for you to exercise your SAR for any cash amount, the market price of our Common Stock must be greater than the Base Price of the SAR, which will be the closing price of our Common Stock, as reported by the NYSE, on the Exchange Date. If the market price of our Common Stock on the date of exercise is less than or equal to the Base Price of the SAR you will not be able to exercise your SAR for any cash amount. Furthermore, if the market price per share of Common Stock is less than or equal to the Base Price during the entire exercise period of the SAR, you will have no opportunity to receive any amount from the SAR and, consequently, will lose all of the value of the Eligible RSUs that you exchanged for the SAR in this Offer.
     The termination of your employment could accelerate the exercisability and shorten the exercise period of your SAR.
     If your employment with Lear terminates, it could affect the exercisability and exercise period of your SAR. Such effects of termination in various circumstances are described in this Offer to Exchange under the heading “Terms of the Offer – Other Material Terms of the SARs – Exercisability of SARs.” Regardless of when your SAR becomes exercisable or the length of the exercise period of your SAR, you only will be able to exercise your SAR for a cash amount when the market price of our Common Stock is greater than the Base Price of your SAR.
     The occurrence of a Change in Control could shorten the exercise period of your SAR.
     If you elect to reallocate Eligible RSUs into SARs and there is a Change in Control (as defined in the LTSIP and set forth in Schedule B) of Lear, your SARs could be cashed out for an amount equal to the excess, if any, of the market price of our Common Stock at that time over the Base Price. This means that you would lose the opportunity to benefit from any appreciation in stock value between that time and the SARs’ original expiration date. In addition, if the market price of our Common Stock were less than the Base Price at the time of the Change in Control, you would lose all of the value of the Eligible RSUs that you exchanged for the SAR in this Offer.
     Your SAR will not be exercisable on the Exchange Date.
     The SAR issued in this Offer will be subject to a vesting schedule. The future price of our Common Stock is not predictable and may fluctuate between the Exchange Date and the date that the SAR becomes exercisable. Your SAR is only exercisable for a cash amount when the market price of our Common Stock is greater than the Base Price. Furthermore, if the market price of our Common Stock is less than or equal to the Base Price of the SAR during the entire exercise period of your SAR, you will not have an opportunity to receive any amount from the SAR and, consequently, will lose all of the value of the Eligible RSUs that you exchanged for the SAR in this Offer.
     If you elect to receive a Notional Cash Account Credit and the market price of our Common Stock increases after the Exchange Date, your RSUs might have been worth more than the Notional Cash Account Credit that you receive in exchange for them.
     If you elect to receive a Notional Cash Account Credit in this Offer, you will be entitled to receive a credit to your Notional Cash Account equal to the market price of our Common Stock on the Exchange Date for each Eligible RSU that you tender in exchange for a Notional Cash Account Credit. If the market price of our Common Stock increases following the Exchange Date, then the value of the RSUs exchanged in this Offer might have been greater than the value of your Notional Cash Account Credit.
     We will not issue a SAR or Notional Cash Account Credit to you if we are prohibited from doing so by applicable laws or regulations.
     Even if we accept your Tendered RSUs, we will not issue a SAR or Notional Cash Account Credit to you if we are prohibited from doing so by applicable laws, rules, regulations or policies. Such a prohibition could result from, among other things, changes in laws in the United States or other applicable countries, SEC rules, regulations or policies or NYSE listing requirements or if you move to a jurisdiction in which we are prohibited or prevented from granting SARs or a Notional Cash Account Credit.
Tax-Related Risks
     Section 409A consequences.
     Section 409A (as well as comparable state law) imposes adverse tax consequences on an employee, including a potential acceleration of income as well as a 20% penalty tax and additional interest charges, on “deferred compensation” arrangements that fail to meet the Section 409A requirements. If it were concluded that the transactions contemplated by the Offer violated Section 409A, such adverse tax consequences would apply. While on the basis of current guidance by the United States Internal Revenue Service (“IRS”) the Company believes that such transactions should not implicate Section 409A, no guidance specifically addresses the consequences of the transactions contemplated by the Offer. There can be no assurance that the IRS or a court would not reach a different conclusion. In addition, the IRS may provide additional guidance with respect to Section 409A, and it is possible that such guidance could be significantly different from the current guidance. All Eligible Employees should consult with their own personal tax advisors as to the tax consequences of their participation in the Offer.
     Tax-related risks for Eligible Employees who are subject to taxation in foreign (non-United States) jurisdictions.
     If you are subject to the tax laws of a jurisdiction other than the United States, you should be aware that there may be tax consequences that apply to you that are different than those described herein. You should consult your personal tax advisor to discuss these consequences.
Forward Looking Statements
     This Offer to Exchange may contain or incorporate by reference forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the Company’s anticipated financial results and liquidity. Conditions in the automotive industry are volatile and uncertain. The Company’s actual results may differ materially from anticipated results as a result of certain risks and uncertainties, including but not limited to, general economic conditions in the markets in which the Company operates, including changes in interest rates or currency exchange rates, the financial condition of the Company’s customers or suppliers, changes in actual industry vehicle production levels from the Company’s current estimates, fluctuations in the production of vehicles for which the Company is a supplier, the loss of business with respect to, or the lack of commercial success of, a vehicle model for which the Company is a significant supplier, including declines in sales of full-size pickup trucks and large sport utility vehicles, disruptions in the relationships with the Company’s suppliers, labor disputes involving the Company or its significant customers or suppliers or that otherwise affect the Company, the Company’s ability to achieve cost reductions that offset or exceed customer-mandated selling price reductions, the outcome of customer negotiations, the impact and timing of program launch costs, the costs, timing and success of restructuring actions, increases in the Company’s warranty or product liability costs, risks associated with conducting business in foreign (non-United States) countries, competitive conditions impacting the Company’s key customers and suppliers, the cost and availability of raw materials and energy, the Company’s ability to mitigate increases in raw material, energy and commodity costs, the outcome of legal or regulatory proceedings to which the Company is or may become a party, unanticipated changes in cash flow, including the Company’s ability to align its vendor payment terms with those of its customers, the Company’s ability to access capital markets on commercially reasonable terms and other risks described from time to time in the Company’s Securities and Exchange Commission filings. In particular, the Company’s financial outlook is based on several factors, including the Company’s current industry vehicle production and raw material pricing assumptions. The Company’s actual financial results could differ materially as a result of significant changes in these factors.
     The forward-looking statements in this Offer to Exchange are made as of the date hereof, and the Company does not assume any obligation to update, amend or clarify them to reflect events, new information or circumstances occurring after the date hereof.

TERMS OF THE OFFER
MSPP Supplement
     The Compensation Committee of our Board of Directors recently authorized and approved the MSPP Supplement, attached as Annex C to this Offer to Exchange, which amends and supplements the terms and conditions of certain awards issued under the MSPP. The MSPP Supplement became effective on August 6, 2008. The MSPP Supplement expands the award alternatives that the Company may grant or issue to employees under the MSPP to include certain notional investments in addition to the stock-settled restricted stock units already provided by the MSPP. The additional notional investment options include cash-settled stock appreciation rights, or SARs, and credits to a Notional Cash Account, which is a notional dollar-denominated, interest-bearing deferred compensation account established under the MSPP for the employee. The Company is offering certain employees an opportunity to exchange certain restricted stock unit awards, or RSUs, previously issued to them under the MSPP for a SAR and/or credit to the Notional Cash Account, or Notional Cash Account Credit, offered under the MSPP following the MSPP Supplement in accordance with the terms and conditions of the Offer described in more detail below under “—The Offer.”
The Offer
     Following the amendment of the MSPP and the expansion of the investment alternatives available under the MSPP and for the other reasons described herein, the Company has decided to provide certain employees, including certain members of the Company’s senior management, with the opportunity to exchange certain RSUs issued under the MSPP for the new award alternatives available following the MSPP Supplement. We are offering Eligible Employees the opportunity to exchange, in 25% increments, up to 50% of outstanding RSUs issued to Eligible Employees under the MSPP for (i) a SAR; (ii) a Notional Cash Account Credit; or (iii) a combination thereof, upon the terms and subject to the conditions of the Offer described in this Offer to Exchange and in the Acceptance Letter and Withdrawal Letter. This Offer provides Eligible Employees with the one-time opportunity to reallocate a portion of the amounts credited to them under the MSPP. In order to participate in the Offer, an Eligible Employee must tender to the Company all or a portion (in 25% increments) of his or her Eligible RSUs. An Eligible Employee may exchange one or more Tranches of Eligible RSUs and all or part of the Eligible RSUs of any Tranche. An Eligible Employee may make separate elections with respect to each Tranche held by such Eligible Employee.
     Eligible RSUs consist of 50% of RSUs granted to a Lear employee under the MSPP in each of the 2006, 2007 and 2008 Tranches.
     An Eligible Employee means an employee of the Company (including certain members of the Company’s senior management) who is employed on August 14, 2008, and holds Eligible RSUs issued under the MSPP. An employee may not participate in this Offer if on or before the Offer Expiration Date, his or her employment with the Company terminates for any reason. Further, any former Lear employees, who currently are employees of IAC or any other joint venture and hold RSUs issued under the MSPP, are not Eligible Employees and may not participate in this Offer.

     To validly tender for exchange Eligible RSUs pursuant to this Offer, an Eligible Employee must, prior to 11:59 p.m., Eastern Time, on the Offer Expiration Date (i.e., September 11, 2008 or such later date to which we may extend the Offer), and in accordance with the terms of the Acceptance Letter, a form of which is attached as Annex A hereto, properly complete, sign and deliver the Acceptance Letter to us by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury.
     We currently expect that we will accept all Eligible RSUs tendered in the Offer and issue each participating Eligible Employee a SAR and/or Notional Cash Account Credit on the first business day immediately following the Offer Expiration Date (such date, the “Exchange Date”), provided that all the conditions described herein are satisfied. RSUs that are forfeited or cancelled by the Offer Expiration Date (including RSUs that are forfeited as a result of an employee’s termination of employment in accordance with the terms of the LTSIP and MSPP) will not be deemed outstanding and will not be Eligible RSUs for purposes of this Offer. The employment of all employees, other than those officers of the Company who have entered employment agreements with the Company, is “at-will,” and either the Company or the employee may terminate such employment at any time, with or without cause or notice.
     As of August 14, 2008, if all Eligible RSUs are tendered, the Offer will involve 231,492 Eligible RSUs held by approximately 171 Eligible Employees. Additionally, there are 288,757 RSUs outstanding that are not Eligible RSUs.
Purpose of the Offer
     The Company approved and implemented the MSPP Supplement to provide MSPP participants additional investment alternatives with respect to their MSPP deferrals, and the Company has determined to offer Eligible Employees the one-time opportunity to reallocate a portion of the amounts credited to them under the MSPP through this Offer. This opportunity to exchange RSUs for a SAR and/or Notional Cash Account Credit will provide Eligible Employees flexibility and choice with respect to investment alternatives for their deferred compensation, including RSUs, a SAR and a Notional Cash Account, thereby creating a balanced equity-based deferred compensation program that enhances employee retention and motivation. The SAR investment alternative is designed to provide Eligible Employees with the opportunity to meaningfully benefit from an increase in the market price of the Company’s Common Stock from its level on the Exchange Date. The Notional Cash Account is designed to provide a more conservative investment alternative for Eligible Employees who do not wish to assume the risk of the fluctuations in the value of the Company’s Common Stock following the Exchange Date.
Consideration
     For each Eligible RSU tendered and cancelled in the Offer, one of the following will be issued, depending on the election made by the Eligible Employee:
• Cash-Settled Stock Appreciation Right. If an Eligible Employee elects to exchange an Eligible RSU for a cash-settled SAR, the Eligible Employee will receive a number of SARs for each Eligible RSU based on the applicable exchange ratio for each Eligible RSU Tranche (for the 2006 Tranche, 4 SARs per 1 RSU; for the 2007 Tranche and 2008 Tranche, 3 SARs per 1 RSU). For example, if an Eligible Employee holds 100

Eligible RSUs from the 2006 Tranche and 100 Eligible RSUs from the 2007 Tranche and elects to exchange 50% of Eligible RSUs for SARs, he or she will receive 200 SARs (50% x 100 x 4) for the 2006 Tranche and 150 SARs (50% x 100 x 3) for the 2007 Tranche. Each SAR will generally vest and be exercisable when the Eligible RSU for which it was exchanged would have vested. Each SAR generally will entitle the Eligible Employee to receive upon exercise an amount in cash equal to the excess of (i) the closing price per share of Common Stock, as reported by the NYSE, on the date of exercise over (ii) the Base Price multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. For more information regarding the terms of the SARs, see “—Other Material Terms of the SARs” below; OR
• Notional Cash Account Credit. If an Eligible Employee elects to exchange an Eligible RSU for a Notional Cash Account Credit, an amount equal to the closing price of our Common Stock, as reported by the NYSE, on the Exchange Date will be credited to a Notional Cash Account for each Eligible RSU that the Eligible Employee elects to exchange. For example, if an Eligible Employee holds 100 Eligible RSUs and elects to exchange 50% of Eligible RSUs for Notional Cash Account Credits and the Exchange Date stock price is $15, then the Eligible Employee will receive a Notional Cash Account Credit of $750 (100 x 50% x $15) on the Exchange Date. Amounts in the Notional Cash Account will accrue interest and generally vest on the same dates as the Eligible RSUs so exchanged would have vested. For more information regarding the terms of the Notional Cash Account, see “—Other Material Terms of the Notional Cash Account” below.
     An Eligible Employee’s election to tender Eligible RSUs for exchange may be withdrawn only in the manner described in this Offer to Exchange. See “–Procedures for Tendering Eligible RSUs” and “–Procedures for withdrawing tendered RSUs” for additional information regarding how to make and withdraw an election to participate in this Offer.
     If an Eligible RSU is not tendered for exchange and cancellation in the Offer or is not accepted for cancellation, such RSU will remain outstanding and retain all of its current terms, including its vesting schedule, in accordance with the terms and conditions set forth in the LTSIP and MSPP Terms evidencing its grant.
Other Material Terms of the SARs
     The SAR generally will entitle the Eligible Employee to receive upon exercise an amount in cash equal to the excess of (i) the closing price per share of Common Stock, as reported by the NYSE, on the date of exercise over (ii) the Base Price multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. Therefore, the Eligible Employee will only receive cash amounts if the market price per share of Common Stock on the date of exercise is greater than the Base Price. A SAR is not exercisable for any cash amount when the market price per share of Common Stock is less than or equal to the Base Price. Furthermore, if the market price per share of Common Stock is less than or equal to the Base Price during the entire exercise period of the SAR, the Eligible Employee will have no opportunity to receive any amount from the SAR and, consequently, will lose all of the value of the Eligible RSUs that he or she exchanged for the SAR in this Offer.
     Each SAR will be issued under the LTSIP. Each SAR issued will be subject to the terms of the LTSIP and the SARs terms contained in the MSPP Supplement. A summary of the material terms of the SARs to be issued is set forth below. The detailed terms of the SARs are set forth in the MSPP Supplement, which is attached to this Offer as Annex C.

     General SARs Terms
     The SARs will have a Base Price equal to the closing price of our Common Stock, as reported by the NYSE, on the Exchange Date, which we expect to be the first business day immediately following the Offer Expiration Date. The SARs will become exercisable on the Exercisability Date (i.e., at the end of the Restriction Period for the Eligible Employee’s RSUs); provided, that (i) the SARs will become exercisable on an accelerated basis if the closing price of Lear’s Common Stock reaches a level equal to or greater than 150% of the Base Price for ten consecutive trading days and (ii) the SARs are subject to a minimum vesting period of six months. As such, if the stock price goal is achieved earlier than six months, vesting will occur six months from the Exchange Date.
     For example, if the Eligible Employee remains employed by Lear, SARs issued in exchange for Eligible RSUs from the 2006 Tranche, 2007 Tranche and 2008 Tranche will become exercisable on March 14, 2009, March 14, 2010 and March 14, 2011, respectively, unless exercisability is accelerated as described above. SARs will also generally become immediately exercisable, at least in part and subject to limitations in certain circumstances, upon a termination of employment. See “Terms of the Offer—Other Material Terms of the SARs— Exercisability of SARs” below for a further discussion of exercisability of SARs following termination of employment.
     The SARs have a term (the “SARs Term”) that ends two years after the Scheduled Exercisability Date (regardless of whether exercisability is accelerated by virtue of the foregoing discussion). Following a termination of employment, a participant may exercise SARs as set forth below in “Terms of the Offer—Other Material Terms of the SARs—Exercisability of SARs.” The SARs also will become exercisable immediately upon a Change in Control (as defined in the LTSIP and set forth in Schedule B). The SARs will not include a dividend equivalent feature.
     Exercisability of SARs
     Termination After Exercisability Date. The following paragraphs describe the exercisability of the SARs if an Eligible Employee’s employment terminates after the Exercisability Date:
• Termination After Accelerated Exercisability Date (Prior to Scheduled Exercisability): Upon a voluntary termination or termination for Cause (as defined in the LTSIP and set forth in Schedule B), the SARs remain exercisable for three months following termination. Upon an involuntary termination (other than for Cause) or Death, Disability or Retirement (each as defined in the LTSIP and set forth in Schedule B), the SARs remain exercisable until the end of the SARs Term.
• Termination After Scheduled Exercisability Date: A termination of employment for any reason (other than for Cause) after the Scheduled Exercisability Date will have no effect on the exercisability of the SARs (i.e., they remain exercisable for the duration of the full two-year exercise period). Upon a termination for Cause, the SARs remain exercisable for three months following termination (but not later than the original expiration date).
     Termination Before Exercisability Date. In the event of a voluntary termination or termination for Cause, 75% of the SARs become exercisable immediately with a three-month exercise period; provided, that, the amount realized upon exercise cannot exceed the original deferral amount relating to the portion of Eligible RSUs that were exchanged for the SAR. In the event of an involuntary termination other than for Cause, 100% of the SARs become exercisable immediately for a two-year period with no limit on the amount realized upon exercise. In the event of Death, Disability and Retirement, 100% of the SARs become exercisable immediately for a 2-year period with no limit on the amount realized upon exercise.
     Section 409A Considerations
     To address potential excise tax penalties under Section 409A, the following will apply to terminations occurring during the remainder of 2008:
     If you terminate your employment voluntarily (other than due to your Retirement) or are terminated for Cause, the exercise period will end on December 31, 2008. Therefore, if you voluntarily terminate your employment with Lear in 2008 (other than due to your Retirement), any SARs you receive in exchange for your Eligible RSUs will only be exercisable until December 31, 2008 and will expire at the close of business on that date.
     With respect to any other termination of employment in 2008, Lear will pay Section 409A excise taxes, if any, to the extent the SAR is exercised after 2008.
Other Material Terms of the Notional Cash Account
     If an Eligible Employee elects to exchange an Eligible RSU for a Notional Cash Account Credit, an amount equal to the closing price of our Common Stock, as reported by the NYSE, on the Exchange Date will be credited to a Notional Cash Account for each Eligible RSU that the Eligible Employee elects to exchange. Amounts held in the Notional Cash Account will be credited monthly with interest, at a rate set annually and compounded monthly. The annual interest rate will be reset on January 1st of each year based on the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters of the year preceding the year for which the interest is credited. For example, on January 1, 2009, the interest rate for 2009 will be established based on the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters of 2008.
     Distribution of cash amounts from the Notional Cash Account (including accrued interest) generally will be made in a lump sum shortly after the end of the Restriction Period for the Eligible RSUs that were exchanged (subject to any six-month delay required by Section 409A; see “Terms of the Offer – Material United States Federal Income Tax Consequences”). If an Eligible Employee terminates employment prior to the scheduled distribution date, the Eligible Employee will be entitled to receive in a lump sum 100% of the cash balance including all interest accrued through the date of termination. Such payment will be made shortly after the termination of employment. Upon a Change in Control prior to the scheduled distribution date, the Eligible Employee shall be entitled to receive in a lump sum 100% of the cash balance including all interest accrued through the date of the Change in Control.
     The detailed terms of investments in the Notional Cash Account are set forth in the MSPP Supplement, which is attached to this Offer to Exchange as Annex C.
Consequences of Your Election to Reallocate Eligible RSUs
     There are various risks and benefits associated with your potential reallocation of Eligible RSUs into a cash-settled SAR and/or Notional Cash Account. The following examples illustrate the potential value you could lose or realize from each RSU Tranche based on specific scenarios. These examples are for illustrative purposes only and actual results and returns may vary. The tables below assume no early termination of employment or any penalties associated therewith.
Example 1 – The following table shows pre-tax returns at various Lear stock prices in the event an Eligible Employee were to elect to reallocate 100 Eligible RSUs from the 2006 Tranche into a SAR or Notional Cash Account Credit versus keeping the 100 Eligible RSUs. For purposes of this comparison, we have assumed a closing price of our Common Stock of $15 per share on an Exchange Date of September 12, 2008 (i.e. Base Price). Please note that a blended rate of return will result if you elect to reallocate any Eligible RSUs into both a SAR and Notional Cash Account Credit.

	Initial Value		Approximate Pre-Tax Value of Investment on March
	on		14, 2009** if the Lear stock price is:
Investment	Reallocation	Return based on:	$5	$10	$15	$20	$25	$30	$35
100 RSUs	$1500	Value of stock	$500	$1000	$1500	$2000	$2500	$3000	$3500
400 SARs	$0 *	Appreciation of stock price above $15 per share	$0	$0	$0	$2000	$4000	$6000	$8000
Notional Cash	$1500	Interest (assuming 4%)	$1530	$1530	$1530	$1530	$1530	$1530	$1530

*	The Base Price of the SAR will equal the closing price of the Common Stock, as reported by the NYSE, as of the Exchange Date. As a result, the SAR will have no value unless the stock price appreciates.

**	For SARs, represents the aggregate “spread” between the Base Price and the fair market value (i.e., closing price of our Common Stock, as reported by the NYSE) of a share of Common Stock as of that date.

Example 2 – The following table shows pre-tax returns at various Lear stock prices in the event an Eligible Employee were to elect to reallocate 100 Eligible RSUs from the 2007 Tranche into a SAR or Notional Cash Account Credit versus keeping the 100 Eligible RSUs. For purposes of this comparison, we have assumed a closing price of our Common Stock of $15 per share on an Exchange Date of September 12, 2008 (i.e., Base Price). Please note that a blended rate of return will result if you elect to reallocate any Eligible RSUs into both a SAR and Notional Cash Account Credit.

	Initial Value		Approximate Pre-tax Value of Investment on March 14,
	on		2010** if the Lear stock price is:
Investment	Reallocation	Return based on:	$5	$10	$15	$20	$25	$30	$35
100 RSUs	$1500	Value of stock	$500	$1000	$1500	$2000	$2500	$3000	$3500
300 SARs	$0 *	Appreciation of stock price above $15 per share	$0	$0	$0	$1500	$3000	$4500	$6000
Notional Cash	$1500	Interest (assuming 4%)	$1593	$1593	$1593	$1593	$1593	$1593	$1593

*	The Base Price of the SAR will equal the closing price of the Common Stock, as reported by the NYSE, as of the Exchange Date. As a result, the SAR will have no value unless the stock price appreciates.

**	For SARs, represents the aggregate “spread” between the Base Price and the fair market value (i.e., closing price of our Common Stock, as reported by the NYSE) of a share of Common Stock as of that date.
Example 3 – The following table shows pre-tax returns at various Lear stock prices in the event an Eligible Employee were to elect to reallocate 100 Eligible RSUs from the 2008 Tranche into a SAR or Notional Cash Account Credit versus keeping the 100 Eligible RSUs. For purposes of this comparison, we have assumed a closing price of our Common Stock of $15 per share on an Exchange Date of September 12, 2008 (i.e., Base Price). Please note that a blended rate of return will result if you elect to reallocate any Eligible RSUs into both a SAR and Notional Cash Account Credit.

	Initial Value		Approximate Pre-Tax Value of Investment on March
	on		14, 2011** if the Lear stock price is:
Investment	Reallocation	Return based on:	$5	$10	$15	$20	$25	$30	$35
100 RSUs	$1500	Value of stock	$500	$1000	$1500	$2000	$2500	$3000	$3500
300 SARs	$0 *	Appreciation of stock price above $15 per share	$0	$0	$0	$1500	$3000	$4500	$6000
Notional Cash	$1500	Interest (assuming 4%)	$1657	$1657	$1657	$1657	$1657	$1657	$1657

*	The Base Price of the SAR will equal the closing price of the Common Stock, as reported by the NYSE, as of the Exchange Date. As a result, the SAR will have no value unless the stock price appreciates.

**	For SARs, represents the aggregate “spread” between the Base Price and the fair market value (i.e., closing price of our Common Stock, as reported by the NYSE) of a share of Common Stock as of that date.
Rights with Respect to Eligible RSUs, the LTSIP and the MSPP
     Upon our acceptance of the Tendered RSUs, the RSUs will be exchanged for a SAR and/or Notional Cash Account Credit, and the Tendered RSUs will be cancelled. Such Eligible Employee will have no further rights with respect to, and will release Lear from any and all claims relating to, such Tendered RSUs under the LTSIP and the MSPP.

     All Eligible RSUs are currently held in notional, bookkeeping accounts. All Eligible RSUs that are tendered by Eligible Employees in connection with the Offer will be removed from these notional accounts. The shares of our Common Stock underlying the Eligible RSUs that are tendered will be returned to the pool of shares available for new award grants under the MSPP and LSTIP without further stockholder action, except as required by applicable law or the rules of the NYSE.
Remaining RSUs
     The Offer will have no effect on those RSUs that are not Eligible RSUs or are not exchanged by an Eligible Employee in the Offer.
     Fifty percent (50%) of the RSUs granted to Eligible Employees under the MSSP are not eligible to be tendered in this Offer and are not included in the definition of Eligible RSUs for purposes of this Offer. Additionally, Eligible Employees may elect to exchange only a portion of their Eligible RSUs, including one or more Tranches and/or all or part of the Eligible RSUs of any Tranche. Each such ineligible or non-tendered RSU shall remain outstanding in accordance with, and subject to, its current terms under the MSPP.
Recent Trading Prices for Our Common Stock
     There is no market for the RSUs. Our Common Stock is traded on the NYSE under the symbol “LEA.” The high and low sales prices per share of our Common Stock, as reported by the NYSE, for each quarter of 2006 and 2007 and the first, second and third (as of August 13, 2008) quarters of 2008 are shown below:

	Price Range of
	Common Stock
For the year ending December 31, 2008:	High	Low
3rd Quarter (as of August 13, 2008)	$17.45	$13.16
2nd Quarter	$31.50	$15.15
1st Quarter	$31.40	$22.82

	Price Range of
	Common Stock
For the year ended December 31, 2007:	High	Low
4th Quarter	$36.36	$27.37
3rd Quarter	$40.58	$27.45
2nd Quarter	$37.76	$35.61
1st Quarter	$40.62	$27.79

	Price Range of
	Common Stock
For the year ended December 31, 2006:	High	Low
4th Quarter	$34.01	$20.70
3rd Quarter	$24.41	$18.30
     As of August 13, 2008, the closing price of our Common Stock, as reported by the NYSE, was $14.51 per share. We recommend that you obtain current market quotations for shares of our Common Stock before deciding whether to exchange your Eligible RSUs.

Information Regarding Lear
     General
     Lear Corporation is one of the world’s leading suppliers of automotive seating systems, electrical distribution systems and electronic products. The Company’s products are designed, engineered and manufactured by a diverse team of 91,000 employees at 215 facilities in 35 countries. Lear is traded on the NYSE under the symbol “LEA.”. Further information about Lear is available in Lear’s filings with the SEC. See “—Additional Information” for information regarding how to obtain copies of such filings.
     Our principal executive offices are located at 21557 Telegraph Road, Southfield, Michigan 48033, and our telephone number is (248) 447-1500. Questions regarding this Offer should be directed to Thomas J. Polera at tpolera@lear.com or telephone: (248) 447-1832 or Tracie Kelp at tkelp@lear.com or telephone: (248) 447-1834.
     Financial Information
     Financial information regarding Lear is contained in our Annual Report on Form 10-K/A for the year ended December 31, 2007 and Quarterly Reports on Form 10-Q for the fiscal quarters ended March 29, 2008 and June 28, 2008. See “—Additional Information” for information regarding how to obtain copies of these filings.
     At June 28, 2008, Lear had a book value per share of $16.82.
     The following table sets forth our ratio of earnings to fixed charges for the periods specified:

	Six Months	Year Ended
	Ended	December 31,
	June 28, 2008	2007	2006	2005	2004	2003
Ratio of Earnings to Fixed Charges (1)	2.5	2.4	—	—	3.7	3.4

(1)	“Fixed charges” consist of interest on debt, amortization of deferred financing fees and that portion of rental expenses representative of interest. “Earnings” consist of income (loss) before provision for income taxes, minority interests in consolidated subsidiaries, equity in the undistributed net (income) loss of affiliates, fixed charges and cumulative effect of a change in accounting principle. Earnings in 2006 and 2005 were insufficient to cover fixed charges by $651.8 million and $1,123.3 million, respectively. Accordingly, such ratio is not presented for these years.
Interests of Directors and Officers; Transactions and Arrangements Concerning the RSUs
     Interests in the RSUs
     A list of our directors and executive officers is attached to this Offer as Schedule A. Our executive officers are included in the group of Eligible Employees and will be able to participate in the Offer. As of August 14, 2008, our current executive officers as a group held a total of approximately 103,983 RSUs granted under the MSPP, which represented approximately 22.48% of all outstanding RSUs held by Eligible Employees under the MSPP. Under the Offer, Eligible Employees (including executive officers) may exchange up to 50% of their RSUs granted under the MSPP. Our non-employee directors hold no RSUs under the MSPP, and therefore, will not be eligible to participate in the Offer.

     The following table sets forth certain information as of August 14, 2008 regarding the RSUs under the MSPP held by each of our executive officers.

			Maximum
		Total	Number of	Percentage of All
		Number of	Eligible	Eligible RSUs
Name of Executive		MSPP	RSUs (50%	held by Eligible
Officer	Title	RSUs Held	of Total)	Employees
James M. Brackenbury	Senior Vice President and President, European Operations	4,701.90	2,350.94	1.02%
Shari L. Burgess	Vice President and Corporate Treasurer	3,601.69	1,800.84	0.78%
Wendy L. Foss	Vice President, Corporate Controller and Chief Compliance Officer	1,045.11	522.55	0.23%
Terrence B. Larkin	Senior Vice President, General Counsel and Corporate Secretary	2,202.64	1,101.32	0.48%
Daniel A. Ninivaggi	Executive Vice President	14,226.11	7,113.05	3.07%
Robert E. Rossiter	Chairman, Chief Executive Officer and President	37,948.40	18,974.19	8.20%
Louis R. Salvatore	Senior Vice President and President, Global Seating Systems	6,235.46	3,117.73	1.35%
Raymond E. Scott	Senior Vice President and President, Global Electrical and Electronic Systems	9,580.64	4,790.31	2.07%
Matthew J. Simoncini	Senior Vice President and Chief Financial Officer	24,440.74	12,220.36	5.28%
     There have been no transactions in Eligible RSUs during the past sixty (60) days by the Company, or, to our knowledge, by any current executive officer, director, affiliate or subsidiary of the Company.
     Agreements Relating to the RSUs
     Other than the LTSIP, MSPP Terms and the MSPP Supplement, neither we nor, to our knowledge, any of our executive officers or directors are party to any agreement, arrangement or understanding with respect to the RSUs.
Conditions to the Offer
     Notwithstanding any other provision of this Offer to Exchange, we will not be required to accept any Eligible RSUs for exchange, and we may terminate the Offer, or postpone our acceptance and exchange of any Eligible RSUs for which elections to exchange have been made, in each case, subject to Rule 13e-4(f)(5) under the Exchange Act, if at any time on or after the date this Offer begins, and by the Offer Expiration Date, any of the following events has occurred, or has been determined by us to have occurred:
• There shall have been threatened in writing or instituted or be pending any action, proceeding or litigation seeking to enjoin, make illegal or delay completion of the Offer or otherwise relating in any manner, to the Offer;
• Any order, stay, judgment or decree is issued by any court, government, governmental authority or other regulatory or administrative authority and is in effect, or any statute, rule, regulation, governmental order or injunction shall have been proposed, enacted, enforced or deemed applicable to the Offer, any of which might restrain, prohibit or delay completion of the Offer or impair the contemplated benefits of the Offer to us (see “—Purpose of the Offer” of this Offer to Exchange for a description of the contemplated benefits of the Offer to us);
• There shall have occurred:
• any general suspension of trading in, or limitation on prices for, our securities on the NYSE,
• the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States,
• any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency or authority on, or any event that, in our sole judgment, might affect the extension of credit to us by banks or other lending institutions in the United States,
• in our sole judgment, any material adverse change in United States financial markets generally, including, a decline of at least 10% in either the Dow Jones Industrial Average, the NYSE Index or the Standard & Poor’s 500 Index from the date of the commencement of the Offer,
• the commencement or continuation of a war or other national or international calamity directly or indirectly involving the United States, which could reasonably be expected to affect materially or adversely, or to delay materially, the completion of the Offer, or
• if any of the situations described above existed at the time of commencement of the Offer and that situation, in our sole judgment, deteriorates materially after commencement of the Offer;
• A tender or offer, other than this Offer by us, for some or all of our shares of outstanding Common Stock, or a merger, acquisition or other business combination proposal involving us, shall have been proposed, announced or made by another person or entity or shall have been publicly disclosed or we shall have learned that:
• any person, entity or group has purchased all or substantially all of our assets,
• any person, entity or “group” within the meaning of Section 13(d)(3) of the Exchange Act acquires more than 5% of our outstanding shares of Common Stock, other than a person, entity or group which had publicly disclosed such ownership with the SEC prior to the date of commencement of the Offer,
• any such person, entity or group which had publicly disclosed such ownership prior to such date shall acquire additional Common Stock constituting more than 1% of our outstanding shares,

• any new group shall have been formed that beneficially owns more than 5% of our outstanding shares of Common Stock that in our judgment in any such case, and regardless of the circumstances, makes it inadvisable to proceed with the Offer or with such acceptance for amendment of Eligible RSUs, or
• any person, entity or group shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, or made a public announcement reflecting an intent to acquire us or any of our subsidiaries or any of the assets or securities of us or any of our subsidiaries;
• There shall have occurred any change, development, clarification or position taken in generally accepted accounting principles that could or would require us to record for financial reporting purposes compensation expense against our earnings in connection with the Offer other than as contemplated as of the commencement date of this Offer;
• Any change or changes shall have occurred in the business, condition (financial or other), assets, income, operations or stock ownership of Lear that have resulted or may result, in our sole judgment, in a material impairment of the contemplated benefits of the Offer to us (see “—Purpose of the Offer” of this Offer to Exchange for a description of the contemplated benefits of the Offer to us); or
• Any rules or regulations by any governmental authority, the NYSE, or other regulatory or administrative authority or any national securities exchange have been enacted, enforced or deemed applicable to Lear in a way that might, in our sole judgment, restrain, prohibit or delay completion of the Offer or impair the contemplated benefits of the Offer to us (including as a result of changes to Section 409A, the regulations or interpretations thereunder or other tax laws that would affect this Offer or the Eligible RSUs).
If any of the above events occur, we may:
• terminate the Offer and promptly return all Eligible RSUs with respect to which elections have been made to the applicable Eligible Employees;
• complete and/or extend the Offer and, subject to your withdrawal rights, retain all Eligible RSUs with respect to which elections have been made until the extended Offer expires;
• amend the terms of the Offer; or
• waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the Offer is open, complete the Offer.
     The conditions to this Offer are for our benefit. We may assert them in our sole discretion regardless of the circumstances giving rise to them by the Offer Expiration Date. We may waive any condition, in whole or in part, at any time and from time to time by the Offer Expiration Date, in our sole discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise any of these rights will not be deemed a waiver of such rights, but will be deemed a waiver of our ability to assert the condition that was triggered with respect to the particular circumstances under which we failed to exercise our rights. Any determination we make concerning the events described in this section of the Offer to Exchange will be final and binding upon all persons.
Extension of the Offer; Termination; Amendment
     We expressly reserve the right, in our sole judgment, prior to the Offer Expiration Date to terminate or amend the Offer and to postpone our acceptance and cancellation of any Eligible RSUs tendered pursuant to this Offer by giving oral or written notice of such termination or postponement to Eligible Employees or by making a public announcement thereof. Our reservation of the right to delay our acceptance and cancellation of Eligible RSUs tendered pursuant to this Offer is limited by Rule 13e-4(f)(5) promulgated under the Securities Exchange Act, which requires that we must pay the consideration offered or return the Eligible RSUs tendered promptly after termination or withdrawal of a tender offer.
     Subject to compliance with applicable law and regardless of whether any event described in “— Conditions to the Offer” has occurred, we further reserve the right, in our sole discretion to amend this Offer in any respect, including, without limitation, by decreasing or increasing the consideration offered in this Offer to Eligible Employees or by decreasing or increasing the number of Eligible RSUs subject to the Offer.
     Amendments to the Offer may be made at any time and from time to time by public announcement of the amendment. In the case of an extension, the amendment must be issued no later than 9:00 a.m., Eastern Time, on the next business day after the last previously scheduled or announced Offer Expiration Date. Any announcement or notice made pursuant to the Offer will be disseminated promptly to Eligible Employees in a manner reasonably designed to inform Eligible Employees of such change, including by e-mail.
     If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by applicable law. The minimum offer period during which this Offer will remain open following any material change in the terms of or information relating to this Offer will depend on the facts and circumstances of such change, including the relative materiality of the change in terms or information.
     In addition, we will not be required to accept any Tendered RSUs, and we may terminate or amend this Offer, or extend our acceptance and cancellation of any Eligible RSUs tendered for cancellation, if at any time prior to the completion date, we determine that any event has occurred that, in our sole judgment, makes it inadvisable for us to proceed with the Offer or to accept and cancel Tendered RSUs. We may waive any conditions to the Offer, in whole or in part, at any time and from time to time prior to the completion date, in our sole discretion, whether or not we waive any other condition to the Offer. Our failure at any time to exercise these rights will not be deemed a waiver of any such rights. We are not making this Offer to, nor will we accept any tender from or on behalf of, Eligible Employees if the Offer or the acceptance of an Eligible Employee’s Tendered RSUs would not be in compliance with all applicable laws.

Offer Expiration
     The Offer will expire on at 11:59 p.m., Eastern Time, on September 11, 2008, unless we extend it. Although we do not currently intend to do so, we may, in our discretion extend the Offer at any time. If the Offer is extended, we will make a public announcement of the extension no later than 9:00 a.m. on the next business day following the previously scheduled Offer Expiration Date.
     Subject to our rights to extend, terminate and amend the Offer, we currently expect that upon the completion of the Offer, we will accept all properly Tendered RSUs and issue the SARs and Notional Cash Account Credits to tendering Eligible Employees (See “— Conditions to the Offer” and “— Extension of the Offer; Termination; Amendment” for additional information regarding our rights to extend, terminate and amend the Offer.) Our acceptance of Eligible RSUs for cancellation will constitute a binding agreement between us and each Eligible Employee upon the terms and subject to the conditions of this Offer. For purposes of this Offer, we will be deemed to have accepted for cancellation Eligible RSUs that are validly tendered, if and when we give oral or written notice, including, without limitation, by e-mail, to Eligible Employees of our acceptance of such Eligible RSUs for cancellation.
Procedures for Tendering Eligible RSUs
     To validly tender for exchange Eligible RSUs pursuant to this Offer, an Eligible Employee must, prior to 11:59 p.m., Eastern Time, on September 11, 2008 (unless the Offer is extended), and in accordance with the terms of the Acceptance Letter, a form of which is attached as Annex A hereto, properly complete, sign and deliver the Acceptance Letter to us by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury. You may change your mind with respect to any Tendered RSUs as many times as you wish, but you will be bound by the last properly submitted Acceptance Letter or Withdrawal Letter that we receive by the Offer Expiration Date. Once the Acceptance Letter has been delivered as provided herein, you may withdraw your Tendered RSUs as set forth below under “—Procedures for Withdrawing Tendered RSUs.”
     In all cases, sufficient time should be allowed to ensure timely delivery. Eligible RSUs will not be considered tendered until we receive them. We will determine, in our sole discretion, all matters as to form of documents and the validity, form, eligibility, including time of receipt, and acceptance of any tender of Eligible RSUs. Our determination will be final and binding on all parties.
     This is a one-time offer, and we will strictly enforce the offering period. We reserve the right to reject any election to accept this Offer that we determine is not in appropriate form or that we determine is unlawful to accept. Subject to the terms and conditions of this Offer, promptly after the Offer Expiration Date we will accept all Eligible RSUs with respect to which proper elections are made.
     Our receipt of your Acceptance Letter is not by itself an acceptance by us of your Tendered RSUs pursuant to this Offer. For purposes of this Offer, we will be deemed to have accepted Tendered RSUs with respect to which proper elections have been made and are not properly withdrawn as of the time when we give written notice to the tendering Eligible Employees generally of our acceptance of their Tendered RSUs. We may issue this notice of acceptance by e-mail or other methods of communication. We presently expect that Tendered RSUs will be accepted and SARs and/or Notional Cash Account Credits will be awarded on September 12, 2008, which is the first business day immediately following the expected Offer Expiration Date (unless the Offer is extended).
     Your election through the procedures described in this section of the Offer to Exchange constitutes your acceptance of the terms and conditions of this Offer. Our acceptance of your Tendered RSUs for cancellation will constitute a binding agreement between Lear and you upon the terms and subject to the conditions of this Offer.
     Lear intends to confirm the receipt of your Acceptance Letter and/or any Withdrawal Letter by e-mail within two business days of receiving the same. If you have not received an e-mail confirmation, you should confirm that we have received your Acceptance Letter and/or any Withdrawal Letter. Only Acceptance Letters that are complete, signed and actually received by Lear by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury, by the Offer Expiration Date will be accepted.
Procedures for Withdrawing Tendered RSUs
     An Eligible Employee may withdraw Tendered RSUs at any time prior to 11:59 p.m., Eastern Time, on September 11, 2008 (unless the Offer is extended). To withdraw any Tendered RSUs, you must withdraw all Tendered RSUs. You may not withdraw only a portion of your Tendered RSUs. To validly withdraw Tendered RSUs pursuant to this Offer, an Eligible Employee must, in accordance with the terms of the Withdrawal Letter, a form of which is attached as Annex B hereto, properly complete, sign and deliver the Withdrawal Letter to us by e-mail at MSPP@lear.com or facsimile at (248) 447-1727, Attention: Karen M. Rosbury, by the Offer Expiration Date. You may change your mind with respect to any withdrawal election as many times as you wish, but you will be bound by the last properly submitted Acceptance Letter or Withdrawal Letter that we receive by the Offer Expiration Date. Once a Withdrawal Letter has been delivered to us as provided herein, you may make a new election with respect to Eligible RSUs only as described above under “— Procedures for Tendering Eligible RSUs.”
     In all cases, sufficient time should be allowed to ensure timely delivery. Tendered RSUs will not be considered withdrawn until we receive them. We will determine, in our sole discretion, all matters as to form of documents and the validity, form, eligibility, including time of receipt, and withdrawal of any Tendered RSUs. Our determination will be final and binding on all parties.
     You may not rescind any Withdrawal Letter. If you have withdrawn your election to participate and then decide again that you would like to participate in this Offer, you may re-elect to participate by submitting a new, properly completed and signed Acceptance Letter by the Offer Expiration Date by following the procedures described above under “—Procedures for Tendering Eligible RSUs” of this Offer to Exchange. This new Acceptance Letter must be properly completed, signed and dated after the date of your original (or most recent) Acceptance Letter and after the date of your most recent Withdrawal Letter.
     Neither we nor any other person is obligated to give you notice of any defects or irregularities in any Withdrawal Letter or any new Acceptance Letter, nor will anyone incur any liability for failure to give any notice. We will determine, in our sole discretion, all questions about the validity, form and eligibility (including time of receipt) of Withdrawal Letters and new Acceptance Letters. Our determination of these matters will be final and binding on all parties.
     Lear intends to confirm the receipt of your Withdrawal Letter and/or any Acceptance Letter by e-mail within two business days of receiving the same. If you have not received an e-mail confirmation, you should confirm that we have received your Withdrawal Letter and/or any Acceptance Letter. Only Withdrawal Letters that are complete, signed and actually received by Lear by the Offer Expiration Date will be accepted.
Material United States Federal Income Tax Consequences
     General
     The following summary of certain United States Federal income tax consequences of the MSPP Supplement and the Offer is based on the Internal Revenue Code of 1986, as amended to date, applicable, proposed and final Treasury Regulations, judicial authority and current administrative rulings and practice, all of which are subject to change. This summary does not attempt to describe all of the possible tax consequences that could result from this Offer or the exchange of Eligible RSUs pursuant to this Offer, and this summary does not address the tax laws of any local or state tax authority or any country other than the United States. If you are a citizen or resident of a country other than the United States, or citizen or resident of the United States but are also subject to the tax laws of another country, you should be aware that there might be other tax consequences that may apply to you. We recommend that each Eligible Employee consult with his or her own tax advisor with respect to individual circumstances.
     If you do not participate in the Offer (or if you withdraw any previously Tendered RSUs by the Offer Expiration Date), you will be required to recognize income for United States Federal income tax purposes equal to the fair market value of the shares of Common Stock delivered to you as of the date of payment of your Eligible RSUs under their existing terms.
     Notional Cash Account
     The Company believes that electing a reallocation into the Notional Cash Account should have no immediate United States Federal income tax consequences. A Notional Cash Account distribution will constitute wages for United States Federal income tax purposes and should be subject to applicable withholding requirements. Each Eligible Employee should consult his or her tax advisor regarding the United States Federal, state, local and foreign (non-United States) tax consequences of a reallocation in light of the Eligible Employee’s own circumstances.
     Because Lear is a publicly-traded company, Section 409A requires that distributions made to certain officers due to a separation from service be subject to a six-month waiting period. Note that the determination of which individuals are subject to this waiting period is not made at the time of deferral.
     Cash-Settled Stock Appreciation Rights (SARs)
     The Company believes that electing a reallocation into a SAR should have no immediate United States Federal income tax consequences.

     In the event an Eligible Employee’s employment terminated on or before December 31, 2008, the exercise of his or her SAR after the end of 2008 could give rise to additional tax under Section 409A.  If the termination  in 2008 occurred for any reason other than (i) a voluntary termination by the participant (other than due to your Retirement) or (ii) a termination for Cause, the Company would make an additional payment to the participant to make him or her whole for any addition to his or her tax resulting from the application of Section 409A.
     Upon the exercise of SAR for cash, the Eligible Employee will recognize compensation income, taxable as ordinary income, in an amount equal to the excess of the closing price of a share of Common Stock, as reported by the NYSE, on the date of exercise over the Base Price, multiplied by the number of shares of common stock with respect to which the SAR was exercised. The payment you would receive would be net of any United States Federal and state withholding taxes at the supplemental rates in effect on the date of payment. SARs are solely and exclusively cash-settled, and no shares of our Common Stock are issued in connection with the exercise of SARs.
     The Company generally will be entitled to a tax deduction in an amount equal to the amount of compensation income, taxable as ordinary income, recognized by the Eligible Employee as a result of the exercise of a SAR in the year of recognition by the Eligible Employee.
     The Company intends the SAR generally to qualify for exemption from Section 409A, and accordingly the six-month delay requirement for specified employees (discussed above in connection with the Notional Cash Account) should not apply.
     Circular 230 Disclosure
     Any tax advice included in this Offer was not intended or written to be used, and it cannot be used by the taxpayer, for the purpose of avoiding any penalties that may be imposed by any governmental taxing authority or agency. This tax advice was written to support the promotion of the matter addressed by the Offer. The taxpayer should seek advice based on the taxpayer’s particular circumstances from an independent tax advisor.
     WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE UNITED STATES FEDERAL, STATE, LOCAL AND FOREIGN (NON-UNITED STATES) TAX CONSEQUENCES OF PARTICIPATING IN THE OFFER.
Accounting Consequences of the Offer
     Compensation cost for the Company’s stock-based compensation awards is determined in accordance with the provisions of Statement of Financial Accounting Standards (“SFAS”) No. 123(R), “Share-Based Payment.” This Offer provides participants with the opportunity to exchange Eligible RSUs for cash-settled SARs and/or a Notional Cash Account Credit. The exchange of Eligible RSUs contemplated by this Offer shall be accounted for as a modification of the terms of the original stock-based compensation award. Any incremental compensation cost will be measured as the excess of the fair value of the cash-settled SARs at the exercise date, with respect to the SARs, or the distribution date, with respect to the Notional Cash Account Credit, over the fair value of the original Eligible RSU award. The amount of these charges, if any, will depend on the market price of the Company’s Common Stock, as reported by the NYSE, on the exercise date or distribution date, as applicable.
     The cash-settled SARs granted under this Offer entitle the participant to receive, upon exercise, cash in an amount equal to, or otherwise based on, the excess of (i) the closing price per share of Common Stock, as reported by the NYSE, on the date of exercise over (ii) the Base Price, multiplied by the number of shares of Common Stock with respect to which the SAR is exercised. The Company and its third-party consultant used a valuation model to establish the exchange ratios that will be used to determine the number of cash-settled SARs issued in this Offer, such that the value of the cash-settled SARs issued approximates the value of the Eligible RSUs to be exchanged in this Offer. Valuation models, such as the model used by the Company, require the input of subjective assumptions which greatly affect the calculated value of the cash-settled SAR. The value of the Notional Cash Account Credit that will be issued under this Offer will be equal to the closing price of a share of Common Stock, as reported by the NYSE, on the Exchange Date multiplied by the number of exchanged Eligible RSUs. In addition, monthly interest will be credited to the Notional Cash Account through the distribution date. The value of Eligible RSUs to be surrendered under this Offer will be valued based on the stock price, as reported by the NYSE, on the Exchange Date.
     The Company anticipates that it will recognize future estimated minimum compensation costs of at least $1.1 million with respect to the Eligible RSUs subject to this Offer. The estimated minimum compensation cost represents the remaining compensation cost to be recognized related to original Eligible RSU awards. These minimum costs will be recognized in accordance with the vesting terms of the cash-settled SARs and the Notional Cash Account Credit issued as part of the Offer. As required by the provisions of SFAS No. 123(R), the cash-settled SARs and the Notional Cash Account Credit will be accounted for as liability awards. The value of the cash-settled SARs will be re-measured to fair value (i.e., the closing price of our Common Stock, as reported by the NYSE) at each reporting period through the exercise date. Compensation cost in excess of the estimated minimum compensation cost will only be recognized if the value of the cash-settled SAR and the Notional Cash Account Credit exceeds the total amount of compensation cost originally determined for the exchanged Eligible RSUs.
     If Eligible RSUs are not tendered for exchange, then those Eligible RSUs will vest in accordance with the terms of the original awards. All Eligible RSUs currently are held in notional, bookkeeping accounts. All Eligible RSUs that are tendered for exchange by Eligible Employees in connection with the Offer will be removed from these notional accounts. The shares of our Common Stock underlying the Eligible RSUs that are exchanged will be returned to the pool of shares available for new award grants under the MSPP and LSTIP without further stockholder action, except as required by applicable law or the rules of the NYSE. We expect that the cash-settled SARs and the Notional Cash Credit Account will be issued on or about September 12, 2008 (unless the Company, in its sole discretion, extends the Offer).
Legal Matters; Regulatory Approvals
     We are not aware of any license or regulatory permit that appears to be material to our business that might be adversely affected by our offer to exchange Eligible RSUs for SARs and/or Notional Cash Account Credits, as contemplated by this Offer, or of any approval or other action by any government or governmental, administrative or regulatory authority or agency, domestic or foreign (non-United States), that would be required for the acquisition or ownership of the SARs or Notional Cash Account Credits as contemplated herein, other than such approvals as have been or are expected to be obtained by us. We are unable to predict whether we may determine that we are required to delay the acceptance of Eligible RSUs pending the outcome of any such matter. We cannot assure you that any such approval or other action, if needed, would be obtained or would be obtained without substantial conditions or that the failure to obtain any such approval or other action might not result in adverse consequences to our business. Our obligation under the Offer to accept any Tendered RSUs is subject to conditions, including the conditions described above under “— Conditions to the Offer.”
No Recommendation
     Although our Board of Directors has approved the making of this Offer, neither we nor the Board of Directors is making any recommendation as to whether or not an Eligible Employee should exchange his or her Eligible RSUs. We have not authorized any person to make any recommendation on our behalf as to whether or not Eligible Employees should exchange Eligible RSUs pursuant to the Offer. Each Eligible Employee should consult his or her own financial, legal and/or tax advisors and make his or her own decision whether or not to exchange all or a portion of his or her Eligible RSUs pursuant to this Offer.
Fees and Expenses
     We will not pay any fees or commissions to any broker, dealer or other person for soliciting elections with respect to this Offer.
Additional Information
     We recommend that each Eligible Employee review this Offer to Exchange and attached Acceptance Letter and Withdrawal Letter. We have filed with the SEC a Tender Offer Statement on Schedule TO, with respect to the Offer, of which this Offer to Exchange is a part. This document does not contain all of the information contained in the Schedule TO and the exhibits to the Schedule TO. We recommend that you review the Schedule TO, including its exhibits, and the following materials which we have filed with the SEC, which are incorporated herein by reference, before making a decision on whether to exchange your Eligible RSUs:
• Annual Report on Form 10-K/A for the fiscal year ended December 31, 2007 filed with the SEC on March 3, 2008;
• Definitive Proxy Statement on Schedule 14A, dated March 17, 2008 filed with the SEC on March 17, 2008;
• Quarterly Report on Form 10-Q for the quarterly period ended March 29, 2008 filed with the SEC on May 2, 2008;
• Quarterly Report on Form 10-Q for the quarterly period ended June 28, 2008 filed with the SEC on August 4, 2008;
• Current Report on Form 8-K dated January 31, 2008 (only with respect to Items 2.05 and 2.06) filed with the SEC on January 31, 2008;

• Current Report on Form 8-K dated February 11, 2008 (only with respect to Item 5.02) filed with the SEC on February 11, 2008;
• Current Report on Form 8-K dated February 14, 2008 filed with the SEC on February 19, 2008;
• Current Report on Form 8-K dated May 7, 2008 filed with the SEC on May 9, 2008;
• Current Report on Form 8-K dated June 26, 2008 filed with the SEC on June 26, 2008;
• Current Report on Form 8-K dated July 3, 2008 filed with the SEC on July 3, 2008;
• Current Report on Form 8-K dated July 11, 2008 filed with the SEC on July 11, 2008; and
• Current Report on Form 8-K dated August 6, 2008 filed with the SEC on August 12, 2008.
     We hereby incorporate herein by reference additional documents that we may file with the SEC between the date of this Offer to Exchange and the Offer Expiration Date. These include periodic reports, such as current reports on Form 8-K.
     You may read, examine and copy these filings and any of our other reports, statements or other SEC filings at the SEC’s public reference room located at 450 Fifth Street N.W., Washington, D.C. 20549 or at one of the SEC’s other public reference rooms in New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for further information concerning its public reference rooms. The SEC filings are also available to the public on the SEC’s website at www.sec.gov.
     As you read the documents listed in this section, you may find some inconsistencies in information from one document to another. Should you find inconsistencies between the documents, or between a document and this Offer to Exchange, you should rely on the statements made in the most recent document. The information contained in this Offer to Exchange about the Company should be read together with the information contained in the documents to which we have referred you.
How to Obtain More Information
     Each Eligible Employee may obtain a copy of this Offer to Exchange, upon request to us at Lear Corporation, Attention: Thomas J. Polera at tpolera@lear.com or telephone: (248) 447-1832 or Attention: Tracie Kelp at tkelp@lear.com or telephone: (248) 447-1834.
     You should direct questions about this Offer or make a request for assistance to Thomas J. Polera at tpolera@lear.com or telephone: (248) 447-1832 or Tracie Kelp at tkelp@lear.com or telephone: (248) 447-1834. While they can explain the terms and conditions of the Offer, they cannot make any recommendation as to whether you should elect to participate or refrain from electing to participate in this Offer or as to any of the investment alternatives if you should elect to participate in the Offer.
Miscellaneous
     We are not aware of any jurisdiction where the making of the Offer is not in compliance with applicable law. If we become aware of any jurisdiction where the making of the Offer is not in compliance with any valid, applicable law, we will make a good faith effort to comply with such law. If, after such good faith effort, we cannot comply with such law, the Offer will not be made to, nor will RSUs be accepted from Eligible Employees residing in such jurisdiction.
     We have not authorized any person to make any recommendation on our behalf as to whether you should elect to accept this Offer with respect to your Eligible RSUs. You should rely only on the information in this Offer to Exchange or other documents to which we have referred you. We have not authorized anyone to give you any information or to make any representations in connection with the Offer other than the information and representations contained in this Offer to Exchange and in the related offer documents. If anyone makes any recommendation or representation to you or gives you any information, you must not rely upon that recommendation, representation or information as having been authorized by us.
Lear Corporation
August 14, 2008

Schedule A
Information Concerning the Directors and Executive Officers Of Lear Corporation
     The directors and executive officers of Lear and their respective ages, positions and offices as of August 14, 2008, are set forth in the following table. The address and telephone number of each of the individuals listed below is c/o Lear Corporation, 21557 Telegraph Road, Southfield, Michigan 48033, telephone: (248) 447-1500.

Name	Age	Position
David E. Fry	65	Director
Vincent J. Intrieri	51	Director
Conrad L. Mallett, Jr.	54	Director
Larry W. McCurdy	73	Director
Roy E. Parrott	67	Director
David P. Spalding	54	Director
James A. Stern	57	Director
Henry D.G. Wallace	62	Director
Richard F. Wallman	57	Director
James M. Brackenbury	50	Senior Vice President and President, European Operations
Shari L. Burgess	49	Vice President and Treasurer
Wendy L. Foss	50	Vice President, Corporate Controller and Chief Compliance Officer
Terrence B. Larkin	53	Senior Vice President, General Counsel and Corporate Secretary
Daniel A. Ninivaggi	44	Executive Vice President
Robert E. Rossiter	62	Chairman, Chief Executive Officer and President
Louis R. Salvatore	52	Senior Vice President and President, Global Seating Systems
Raymond E. Scott	43	Senior Vice President and President, Global Electrical and Electronic Systems
Matthew J. Simoncini	47	Senior Vice President and Chief Financial Officer

A-1

Schedule B
Glossary of Defined Terms from Lear Corporation Long-Term Stock Incentive Plan
     The following terms used in this Offer to Exchange have the meanings provided in the LTSIP and set forth below:
     “Cause” has the meaning set forth in any unexpired employment or severance agreement between an employee and Lear or an Affiliate, as defined below. If there is no such agreement, “Cause” means:
     (a) the willful and continued failure of the employee substantially to perform his or her duties with or for Lear or an Affiliate;
     (b) the employee’s engaging in conduct that is significantly injurious to Lear or an Affiliate, monetarily or otherwise;
     (c) the employee’s commission of a crime that is significantly injurious to Lear or an Affiliate, monetarily, reputationally or otherwise;
     (d) the employee’s abuse of illegal drugs or other controlled substances; or
     (e) the employee’s habitual intoxication.
     Unless otherwise defined in the employee’s employment or severance agreement, an act or omission is “willful” for this purpose if it was knowingly done, or knowingly omitted to be done, by the employee not in good faith and without reasonable belief that the act or omission was in the best interest of Lear or an Affiliate. For purposes of this Offer, if an employee is convicted of a crime or pleads nolo contendere to a criminal charge, he or she will conclusively be deemed to have committed the crime. The Compensation Committee of the Board of Directors has the discretion, in other circumstances, to determine in good faith, from all the facts and circumstances reasonably available to it, whether an employee who is under investigation for, or has been charged with, a crime will be deemed to have committed it for purposes of this Offer. In addition, under the terms of this Offer, an employee with an employment agreement who terminates his or her employment for “good reason” (as defined therein) will be treated the same as an employee whose employment is terminated by Lear other than for Cause.
     For purposes of this definition of “Cause,” the term “Affiliate” means any corporation (or partnership, joint venture, or other enterprise) of which Lear owns or controls, directly or indirectly, at least fifty percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power). Notwithstanding the foregoing, for purposes of determining whether an employee has terminated employment with

Lear and all Affiliates, “Affiliates” means any corporation (or partnership, joint venture, or other enterprise) of which Lear owns or controls, directly or indirectly, at least ten percent of the outstanding shares of stock normally entitled to vote for the election of directors (or comparable equity participation and voting power).
     “Change in Control” of Lear will be deemed to have occurred (as of a particular day, as specified by Lear’s Board of Directors) as of the first day any one or more of the following paragraphs is satisfied.
     (a) Any Person, as defined below (other than Lear or a trustee or other fiduciary holding securities under an employee benefit plan of Lear, or a corporation owned directly or indirectly by the shareholders of Lear in substantially the same proportions as their ownership of stock of Lear) becomes the Beneficial Owner, also defined below, directly or indirectly, of securities of Lear, representing more than twenty percent (twenty-five percent for the 2007 and 2008 Tranches) of the combined voting power of Lear’s then outstanding securities. For purposes of this definition of Change in Control, the term “Person” has the same meaning as that term has in Sections 3(a)(9), 13(d) and 14(d) of the Exchange Act, including a “group” as defined in Section 13(d) of the Exchange Act; the term “Beneficial Owner” has the same meaning as that term has in Rule 13d-3 of the General Rules and Regulations under the Exchange Act.
     (b) During any period of twenty-six consecutive months beginning on or after May 3, 2001, individuals who at the beginning of the period constituted the Board of Directors cease for any reason (other than death, Disability or voluntary Retirement) to constitute a majority of the Board of Directors. For this purpose, any new director whose election by the Board of Directors, or nomination for election by Lear’s shareholders, was approved by a vote of at least two-thirds of the directors then still in office, and who either were directors at the beginning of the period or whose election or nomination for election was so approved, will be deemed to have been a director at the beginning of any twenty-six month period under consideration.
     (c) The shareholders of Lear approve: (i) a plan of complete liquidation or dissolution of Lear; or (ii) an agreement for the sale or disposition of all or substantially all of Lear’s assets; or (iii) a merger, consolidation or reorganization of Lear with or involving any other corporation, other than a merger, consolidation or reorganization that would result in the voting securities of Lear outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least eighty percent (seventy-five percent for the 2007 and 2008 Tranches) of the combined voting power of the voting securities of Lear (or such surviving entity) outstanding immediately after such merger, consolidation, or reorganization.

     Notwithstanding the foregoing, to the extent necessary to avoid subjecting employees to interest and additional tax under Section 409A, no “Change in Control” will be deemed to occur unless and until paragraph (a), (b) or (c), above, is satisfied and Section 409A(a)(2)(A)(v) of the Code is satisfied.
     “Disability” means (a) long-term disability as defined under the long-term disability plan of Lear or an Affiliate that covers that individual, or (b) if the individual is not covered by such a long-term disability plan, disability as defined for purposes of eligibility for a disability award under the Social Security Act.
     Notwithstanding the foregoing, to the extent necessary to avoid subjecting an individual to interest and additional tax under Section 409A, such individual shall not be deemed to have a Disability unless and until Section 409A(a)(2)(C) of the Code is satisfied.
     “Retirement” means termination of employment on or after (a) reaching the age established by Lear as the normal retirement age in any unexpired employment agreement between the employee and Lear or an Affiliate, or, in the absence of such an agreement, the normal retirement age under the tax-qualified defined benefit retirement plan or, if none, the tax-qualified defined contribution retirement plan, sponsored by Lear or an Affiliate in which the employee participates, or (b) reaching age sixty-two with ten years of service with Lear or an Affiliate, provided the retirement is approved by the chief executive officer of Lear, unless the employee is an officer subject to Section 16 of the Exchange Act, in which case the retirement must be approved by the Committee; provided that for purposes of the Management Stock Purchase Plan (MSPP) an “End of Service” also constitutes Retirement, and an End of Service means retirement after attaining age 55 and completing ten years of service (as defined in the Lear Corporation Pension Plan, regardless of whether the employee participates in such plan).

Annex A
 [Name of Participant]
FORM OF ACCEPTANCE LETTER
Important: Please read this Acceptance Letter in its entirety before submitting this Acceptance Letter.

Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48033
Attention: Karen M. Rosbury
facsimile: (248) 447-1727
e-mail: MSPP@lear.com
TRANSMISSION OF THIS ACCEPTANCE LETTER VIA E-MAIL OR FACSIMILE TO A NUMBER OR E-MAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
* * * * * *
To Lear Corporation:
     Subject to the terms and conditions of the Offer (as defined below), I hereby tender to Lear Corporation (the “Company”) for exchange the number of Eligible RSUs indicated in my election below (the “Tendered RSUs”) and elect to receive a credit to a Notional Cash Account and/or cash-settled Stock Appreciation Right (“SAR”) (each as more fully described in the Offer to Exchange) in exchange for the Tendered RSUs as specified below. Capitalized terms used but not defined herein have the meanings given to such terms in the Offer to Exchange Eligible Restricted Stock Unit Awards dated August 14, 2008 (the “Offer to Exchange”).
     For purposes hereof, the “Offer” refers to the Offer to Exchange and related cover letter, dated August 14, 2008, the receipt of which I hereby acknowledge, and this Acceptance Letter, in each case as they may be amended from time to time. “Eligible RSUs” refers to the restricted stock units (“RSUs”) that were granted to me under the Lear Corporation Management Stock Purchase Plan (“MSPP”) and that are eligible for exchange pursuant to the terms and conditions of the Offer (i.e. up to 50% of your RSUs from each year noted below).
     I currently hold the following number of RSUs in my MSPP account (amounts to be inserted by Lear)(amounts are listed as N/A if no RSUs are held for a particular year, in which case any reallocation election made with respect to such year will be disregarded):
     2006 RSUs: [  ]            2007 RSUs: [  ]            2008 RSUs: [  ]
     If you choose to reallocate any of your RSUs associated with the years noted above, you will need to make a separate election for each Tranche of RSUs you would like to reallocate. If you do not wish to reallocate any of your RSUs, you do not need to take any action.
     Check one of the following if you would like to tender and reallocate a portion of your 2006 RSUs:
           25% in exchange for cash-settled SARs (at a ratio of 4 SARs per RSU)
           25% in exchange for a Notional Cash Account Credit
           50% in exchange for cash-settled SARs (at a ratio of 4 SARs per RSU)
           50% in exchange for a Notional Cash Account Credit
           25% in exchange for a Notional Cash Account Credit and 25% in exchange for cash-settled SARs (at a ratio of 4 SARs per RSU)

[Name of Participant]

No tender or reallocation (Note: If you choose this alternative for every Tranche of RSUs, you do not need to return this Acceptance Letter.)

Check one of the following if you would like to tender and reallocate a portion of your 2007 RSUs:

25% in exchange for cash-settled SARs (at a ratio of 3 SARs per RSU)

25% in exchange for a Notional Cash Account Credit

50% in exchange for cash-settled SARs (at a ratio of 3 SARs per RSU)

50% in exchange for a Notional Cash Account Credit

25% in exchange for a Notional Cash Account Credit and 25% in exchange for cash-settled SARs (at a ratio of 3 SARs per RSU)

No tender or reallocation (Note: If you choose this alternative for every Tranche of RSUs, you do not need to return this Acceptance Letter.)
     Check one of the following if you would like to tender and reallocate a portion of your 2008 RSUs:
25% in exchange for cash-settled SARs (at a ratio of 3 SARs per RSU)

25% in exchange for a Notional Cash Account Credit

50% in exchange for cash-settled SARs (at a ratio of 3 SARs per RSU)

50% in exchange for a Notional Cash Account Credit

25% in exchange for a Notional Cash Account Credit and 25% in exchange for cash-settled SARs (at a ratio of 3 SARs per RSU)

No tender or reallocation (Note: If you choose this alternative for every Tranche of RSUs, you do not need to return this Acceptance Letter.)
     Subject to, and effective upon, the Company’s acceptance of the Tendered RSUs, I hereby surrender to the Company all right, title and interest in and to the Tendered RSUs identified above and release the Company from any and all claims relating to the Tendered RSUs.
     I hereby represent and warrant that I have full power and authority to tender for exchange the Tendered RSUs and that, when and to the extent the Tendered RSUs are accepted by the Company, the Tendered RSUs will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable MSPP Terms) and the Tendered RSUs will not be subject to any adverse claims.
     Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to participate in the opportunity to tender (that is, surrender) for cancellation all of my Tendered RSUs in exchange for a Notional Cash Account Credit and/or cash-settled SAR pursuant to the terms and conditions of the Offer.
     I understand and acknowledge that:
     (1) I may tender up to 50% of my RSUs in 25% increments, but I am not required to tender any of my RSUs.

[Name of Participant]

     (2) All Tendered RSUs properly tendered prior to 11:59 p.m., Eastern Time, on September 11, 2008, unless the Company has extended the period of time the Offer will remain open (the “Offer Expiration Date”), will be cancelled subject to the terms and conditions of the Offer.
     (3) Upon the Company’s acceptance of the Tendered RSUs for cancellation, I understand that the Tendered RSUs will be cancelled and I will have no further rights with respect to, and I hereby release the Company and its affiliates from any and all claims relating to, such Tendered RSUs, whether pursuant to the Lear Corporation Long-Term Stock Incentive Plan, the MSPP Terms, the MSPP Supplement, or otherwise. I acknowledge the receipt of fair value with respect to such Tendered RSUs in connection with the Offer.
     (4) By tendering for exchange the Tendered RSUs pursuant to the procedure described in the Offer to Exchange, I (i) accept the terms and conditions of the Offer and (ii) consent to the amendment of the MSPP Terms in the form of the MSPP Supplement, which shall govern the terms and conditions of my SARs and/or Notional Cash Account. The Company’s acceptance for cancellation of the Tendered RSUs will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.
     (5) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered RSUs, and in any such event, the Tendered RSUs delivered herewith, but not accepted for cancellation, will be returned to me at the address indicated below.
     (6) If I elect not to exchange all Eligible RSUs or if any Eligible RSUs I tender for exchange are not accepted for cancellation, all such non-cancelled Eligible RSUs shall remain outstanding and retain their current distribution schedule and other current terms in accordance with the MSPP Terms and the Lear Corporation Long-Term Stock Incentive Plan. In the event my employment with the Company is terminated for any reason prior to the completion of the Offer, I will not be entitled to participate in the Offer and any Tendered RSUs shall be returned to me by the Company.
     (7) The Company has advised me to consult with my own financial, legal and/or tax advisors as to the consequences of participating or not participating in the Offer.
     (8) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any acceptance letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all matters as to the form and validity, including time of receipt, of acceptance letters. The Company’s determination of these matters will be final and binding.
     (9) A signed copy of this Acceptance Letter (or a facsimile copy thereof) must be received by the Company on or prior to the Offer Expiration Date. A properly signed and completed copy of this Acceptance Letter must be delivered either (i) by e-mail by attaching a PDF file of this Acceptance Letter or (ii) by facsimile. DELIVERY BY REGULAR INTERNAL OR EXTERNAL MAIL WILL NOT BE ACCEPTED. The method by which the signed and completed Acceptance Letter is delivered is at my option and risk, and the delivery will be deemed made only when actually received by the Company by e-mail at MSPP@lear.com or by facsimile to (248) 447-1727, Attention: Karen M. Rosbury. In all cases, sufficient time should be allowed to ensure timely delivery.
     (10) I have read, understand and agree to all of the terms and conditions of the Offer and this Acceptance Letter.
     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer to Exchange, this tender for exchange is irrevocable.

[Name of Participant]

     I have signed this Acceptance Letter exactly as my name appears on my MSPP statements evidencing the Eligible RSUs I am tendering.
SIGNATURE OF ELIGIBLE EMPLOYEE

(Signature of Eligible Employee)
Date:                      , 2008
Print Name:
Address:
Telephone No. (with area code):
Tax ID/Social Security No.:
Employee ID:

Annex B
[Name of Participant]
FORM OF WITHDRAWAL LETTER

Lear Corporation
21557 Telegraph Road
Southfield, Michigan 48033
Attention: Karen M. Rosbury
facsimile: (248) 447-1727
e-mail: MSPP@lear.com
TRANSMISSION OF THIS WITHDRAWAL LETTER VIA E-MAIL OR FACSIMILE TO A NUMBER OR E-MAIL ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.
* * * * * *
To Lear Corporation:
     Pursuant to the terms and subject to the conditions of the Offer (as defined below), and this Withdrawal Letter, I hereby withdraw the tender of all of my Eligible RSUs that I previously tendered for exchange pursuant to the Offer. All capitalized terms used but not defined herein shall have the meanings given to such terms in the Offer to Exchange Eligible Restricted Stock Unit Awards, dated August 14, 2008 (the “Offer to Exchange”).
     For purposes hereof, the “Offer” refers to the Offer to Exchange and related cover letter, dated August 14, 2008, and my Acceptance Letter, in each case as they may be amended from time to time. “Eligible RSUs” refers to the restricted stock units (“RSUs”) that were granted to me under the Management Stock Purchase Plan (“MSPP”) and that are eligible for exchange pursuant to the terms and conditions of the Offer.
     Upon the terms and subject to the conditions set forth in the Offer to Exchange and my Acceptance Letter, I participated in the opportunity to exchange (that is, surrender) for cancellation all or a portion of my Eligible RSUs granted under the Long-Term Stock Incentive Plan pursuant to a deferral or deferrals under the Management Stock Purchase Plan thereunder (my “Tendered RSUs”) for a credit to a Notional Cash Account and/or cash-settled Stock Appreciation Right (“SAR”).
     Pursuant to the terms and subject to the conditions of the Offer, I understand that I can withdraw the tender of my Tendered RSUs any time prior to 11:59 p.m., Eastern Time, on September 11, 2008, or such later date as may be applicable if the Company decides to extend the period of time the Offer will remain open (each such date, the “Offer Expiration Date”).
     Accordingly, under the terms and subject to the conditions of the Offer and this Withdrawal Letter, I, the undersigned, hereby withdraw the tender for exchange of all my Tendered RSUs.
     I understand and acknowledge that:
     (1) I may not rescind my withdrawal and the Tendered RSUs that I hereby withdraw will be deemed not properly tendered for purposes of the Offer unless I re-tender those RSUs for exchange prior to the Offer Expiration Date by following the procedures described in the Offer to Exchange under “Procedures for Tendering Eligible RSUs.”
     (2) I must withdraw all of my Tendered RSUs. I may not withdraw only a portion of my Tendered RSUs. Upon withdrawal of my Tendered RSUs, I understand that all such RSUs shall remain outstanding pursuant to their original terms and conditions, including their distribution schedule, unless I re-tender such RSUs for exchange in accordance with the terms and conditions of the Offer.

[Name of Participant]
     (3) Neither the Company nor any other person is obligated to give notice of any defects or irregularities in any Withdrawal Letter, nor will anyone incur any liability for failure to give any such notice. The Company will determine, in its discretion, all matters as to the form and validity, including time of receipt, of any Withdrawal Letter. The Company’s determination of these matters will be final and binding.
     (4) All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. As stated above, this withdrawal may not be rescinded.
     (5) A signed copy of this Withdrawal Letter (or a facsimile copy thereof) must be received by the Company on or prior to the Offer Expiration Date. A properly signed and completed copy of this Withdrawal Letter must be delivered either (i) by e-mail by attaching a PDF file of this Withdrawal Letter or (ii) by facsimile. DELIVERY BY REGULAR INTERNAL OR EXTERNAL MAIL WILL NOT BE ACCEPTED. The method by which the signed and completed Withdrawal Letter is delivered is at my option and risk, and the delivery will be deemed made only when actually received by the Company by e-mail at MSPP@lear.com or by facsimile to (248) 447-1727, Attention: Karen M. Rosbury. In all cases, sufficient time should be allowed to ensure timely delivery.
     (6) I have read, understand and agree to all of the terms and conditions of the Offer and this Withdrawal Letter.
This Withdrawal Letter has been completed and signed in the same name that appears on the Acceptance Letter previously submitted by me.
SIGNATURE OF ELIGIBLE EMPLOYEE

(Signature of Eligible Employee)
Date:                      , 2008
Print Name:
Address:
Telephone No. (with area code):
Tax ID/Social Security No.:
Employee ID:

Annex C
LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
MANAGEMENT STOCK PURCHASE PLAN
Restricted Stock Unit Reallocation Program
SUPPLEMENT TO MANAGEMENT STOCK PURCHASE PLAN
TERMS AND CONDITIONS
This Supplement to Management Stock Purchase Plan Terms and Conditions (the “Supplement”) constitutes an amendment to:
•	the 2006 Management Stock Purchase Plan Terms and Conditions (the “2006 Tranche”);

•	the 2007 Management Stock Purchase Plan Terms and Conditions (the “2007 Tranche”); and

•	the 2008 Management Stock Purchase Plan Terms and Conditions (the “2008 Tranche”).
This document constitutes the consolidation into a single document of separate supplements, one for each Tranche, and the Supplement is to be applied separately and independently for each Tranche and solely with reference to that Tranche. By way of illustration, when the Supplement is applied to the 2008 Tranche, references to the Participant’s “RSU Account” mean his or her RSU Account in the 2008 Tranche only.
1.	Definitions. The following terms have the meanings set forth below. Any term capitalized herein but not defined below has the meaning set forth in the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”).
(a)	“Deferral Election Amount” means the amount of bonus and salary covered by a Participant’s deferral election.

(b)	“Deferred Cash” means an amount credited to a Participant’s Deferred Cash Account.

(c)	“Deferred Cash Account” means the bookkeeping account to which Deferred Cash is credited.

(d)	“Deferred Cash Election Percentage” means the percentage (0%, 25%, or 50%) of the RSU Account that the Participant elects to convert into Deferred Cash pursuant to a Reallocation Election.

(e)	“Earned Portion” of the Deferred Cash Account of a Participant who separates from service during 2008 means:
(i)	for the 2006 and 2007 Tranches, 100% of the Deferred Cash Account; and

(ii)	for the 2008 Tranche, the Deferred Cash Account balance multiplied by the Paid-Up Ratio.

(f)	“Paid-Up Amount” of a Participant who separates from service during 2008 means the cumulative amount actually withheld to date from the Participant’s bonus and salary pursuant to the Participant’s Deferral Election. (This term is used for the 2008 Tranche only.)

(g)	“Paid-Up Ratio” of a Participant who separates from service during 2008 means the ratio of the Paid-Up Amount to the Deferral Election Amount. (This term is used for the 2008 Tranche only.)

(h)	“Reallocation Date” means the first business day after expiration of the Reallocation Period.

(i)	“Reallocation Date Account Value” means the Reallocation Date RSU Balance multiplied by the Reallocation Date Share Value.

(j)	“Reallocation Date RSU Balance” means the Restricted Stock Units credited to the Participant’s Account as of the Reallocation Date (immediately prior to any reallocation).

(k)	“Reallocation Date Share Value” means the Fair Market Value of a Share on the Reallocation Date.

(l)	“Reallocation Election” means an election pursuant to Section 2 to convert a portion of the RSU Account into Deferred Cash and/or a SAR.

(m)	“Reallocation Period” means the period beginning August 14, 2008 and ending at 11:59 p.m., Eastern Time, on September 11, 2008, unless extended by the Company.

(n)	“RSU Account” means Restricted Stock Units credited to the Participant immediately prior to the Reallocation Date.

(o)	“SAR” means a Stock Appreciation Right having the terms and conditions set forth in Exhibit A hereto.

(p)	“SAR Election Percentage” means the percentage (0%, 25%, or 50%) of the RSU Account that the Participant elects to convert into a SAR pursuant to a Reallocation Election.

(q)	“Term Date” means:
(i)	March 14, 2009 for the 2006 Tranche;

(ii)	March 14, 2010 for the 2007 Tranche; and

(iii)	March 14, 2011 for the 2008 Tranche.

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(r)	“Tranche” or “MSPP” means the 2006 Tranche, the 2007 Tranche, or the 2008 Tranche.
2. Reallocation Election
(a)	Election. At his or her option, a Participant may irrevocably elect during the Reallocation Period to reallocate, in 25% increments, up to 50% of his or her RSU Account into Deferred Cash or a SAR.

(b)	Reallocation to Deferred Cash. Effective as of the Reallocation Date (i) there shall be debited from the Participant’s RSU Account the Deferred Cash Election Percentage of the Reallocation Date RSU Balance and (ii) there shall be credited to the Participant’s Deferred Cash Account the Deferred Cash Election Percentage of the Reallocation Date Account Value.

(c)	Reallocation to SAR. Effective as of the Reallocation Date (i) there shall be debited from the Participant’s RSU Account the SAR Election Percentage of the Reallocation Date RSU Balance, and (ii) there shall be granted to the Participant a SAR covering a number of Shares equal to the SAR Election Percentage of the Reallocation Date Account Value multiplied by the SAR conversion ratio disclosed in the offering.

(d)	Effect on Restricted Stock Units. A Reallocation Election shall have no effect on the rights of the Participant with respect to the Restricted Stock Units remaining in his or her Account after the reallocation, or on the rights of a Participant who does not make a Reallocation Election.
3.	SAR. The terms of a Participant’s SAR are set forth in Exhibit A hereto.

4.	Interest Credits to Deferred Cash Account. Interest, compounded monthly, shall be credited to the Participant’s Deferred Cash Account from the Reallocation Date until payment of such account to the Participant. The rate of such interest shall be the average of the 10-year Treasury note rates, as reported by the Midwest edition of The Wall Street Journal, as of the first business day of each of the four calendar quarters preceding the year for which the interest is credited.

5.	Deferred Cash Payout.
(a)	Timing. A Participant shall receive a distribution in cash with respect to his or her Deferred Cash Account within 10 days of the earliest to occur of (i) the Participant’s termination of employment, (ii) the Term Date, or (iii) a Change in Control.

(b)	Amount.
(i)	During 2008. If the Participant’s termination of employment occurs during 2008, he or she shall be paid in cash within 10 days after such termination the Earned Portion of his or her Deferred Cash Account.

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(ii)	After 2008. If the Participant’s termination of employment occurs after 2008, he or she shall be paid in cash within 10 days after such termination the entire balance in his or her Deferred Cash Account.

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Exhibit A
LEAR CORPORATION
LONG-TERM STOCK INCENTIVE PLAN
MANAGEMENT STOCK PURCHASE PLAN
Restricted Stock Unit Reallocation Program
SAR Terms and Conditions
1.	Definitions. The following terms have the meaning set forth below. Any term capitalized herein but not defined below has the meaning set forth in the applicable Management Stock Purchase Plan Terms and Conditions, as amended by the Supplement thereto (the “MSPP”) or, to the extent not defined in the MSPP, the Lear Corporation Long-Term Stock Incentive Plan (the “Plan”).
(a)	“Accelerated Vesting Date” means the date prior to the Scheduled Vesting Date that is the later of (i) the end of the first 10-consecutive trading day period beginning after the Grant Date throughout which the Fair Market Value of a Share has equaled or exceeded 150% of the Grant Price, or (ii) the six-month anniversary of the Grant Date.

(b)	“Earned Portion” of the SAR Shares of a Participant who separates from service during 2008 means the number of SAR Shares multiplied by Paid-Up Ratio.

(c)	“Grant Date” means the Reallocation Date.

(d)	“Grant Price” means the Fair Market Value of a Share on the Grant Date.

(e)	“SAR Shares” means the Shares that are subject to the SAR.

(f)	“Scheduled Vesting Date” means:
(i)	March 14, 2009 for the 2006 Tranche;

(ii)	March 14, 2010 for the 2007 Tranche; and

(iii)	March 14, 2011 for the 2008 Tranche.
(g)	“Vesting Date” means the earlier of the Scheduled Vesting Date or the Accelerated Vesting Date.

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2.	SAR Term. The term of the SAR (the “Term”) shall be the period commencing on the Grant Date and ending on the second anniversary of the Scheduled Vesting Date.

3.	Vesting and Exercisability.
(a)	Full Vesting. If the Participant remains continuously employed by the Company between the Grant Date and the Vesting Date, the SAR shall become fully vested on the Vesting Date.

(b)	Exercisability. To the extent vested, the SAR may be exercised in whole or in part at any time during the Term, except as otherwise provided in Sections 4, 5, and 6.

(c)	Forfeitures. The portion of a SAR that fails to vest or ceases to be exercisable shall be forfeited.
4.	Death, End of Service, Disability, or Involuntary Termination Without Cause.
(a)	During 2008. If the Participant ceases to be an employee during 2008 by reason of death, End of Service, Disability, or involuntary termination by the Company without Cause, the SAR shall vest with respect to the Earned Portion of his or her SAR Shares, and the SAR shall be exercisable with respect to such portion throughout the two-year period beginning on the termination date.

(b)	After 2008 and Before Vesting Date. If the Participant ceases to be an employee after December 31, 2008 and before the Vesting Date by reason of death, End of Service, Disability, or involuntary termination by the Company without Cause, the SAR shall become fully vested and shall be exercisable for the two-year period commencing on the Participant’s termination date (but not beyond the end of the Term).

(c)	On or After Vesting Date. If the Participant ceases to be an employee on or after the Vesting Date by reason of death, End of Service, Disability, or involuntary termination by the Company without Cause, the SAR shall become fully vested and shall be exercisable throughout the remainder of the Term.
5.	Voluntary Resignation.
(a)	During 2008. If the Participant ceases to be an employee during 2008 by reason of his or her voluntary resignation (other than an End of Service), the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis through December 31, 2008. For purposes of this Section 5(a), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Paid-Up Amount.

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(b)	After 2008 and Before Vesting Date. If the Participant ceases to be an employee after December 31, 2008 and before the Vesting Date by reason of his or her voluntary resignation, the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis for the three-month period commencing on the Participant’s termination date. For purposes of this Section 5(b), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Deferral Election Amount.

(c)	On or After Accelerated Vesting Date and Prior to Scheduled Vesting Date. If the Participant ceases to be an Employee on or after the Accelerated Vesting Date and Prior to the Scheduled Vesting Date by reason of his or her voluntary resignation, the SAR shall remain fully exercisable throughout the three-month period beginning on the termination date.

(d)	On or After Scheduled Vesting Date. If the Participant ceases to be an Employee on or after the Scheduled Vesting Date by reason of his or her voluntary resignation, the SAR shall remain fully exercisable throughout the remainder of the Term.
6.	Termination for Cause.
(a)	During 2008. If the Participant’s employment is terminated for Cause during 2008, the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis through December 31, 2008. For purposes of this Section 6(a), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Paid-Up Amount.

(b)	After 2008 and Before Vesting Date. If the Participant’s employment is terminated for Cause after December 31, 2008 and before the Vesting Date, the SAR shall become exercisable at such time on a Limited Basis with respect to 75% of the Earned Portion of the SAR Shares and shall remain exercisable on a Limited Basis for the three-month period commencing on the Participant’s termination date. For purposes of this Section 6(b), “Limited Basis” means that the total amount payable with respect to the exercise of the SAR shall in no event exceed the SAR Election Percentage of the Deferral Election Amount.

(c)	On or After Vesting Date. If the Participant’s employment is terminated for Cause on or after the Vesting Date, the SAR shall remain fully exercisable throughout the three-month period beginning on the termination date.
7.	Change in Control. Notwithstanding anything to the contrary herein, in the event of a Change in Control occurring before the Scheduled Vesting Date, the SAR of a Participant who was employed by the Company immediately before the Change in Control shall be

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fully vested and exercisable upon the Change in Control and shall remain exercisable throughout the remainder of the Term.
8.	Exercise of SAR.
(a)	To the extent vested and exercisable, the SAR may be exercised in whole at any time or in part from time to time as to any or all full Shares under the SAR by written notice to the Company indicating the number of SAR Shares as to which the SAR is being exercised. Notwithstanding the foregoing, the SAR may not be exercised for fewer than 100 Shares at any one time or, if fewer, all the Shares that are then subject to the SAR, to the extent vested.

(b)	Any amount due to the Participant upon exercise of the SAR shall be paid in cash and shall be based on the amount, if any, by which the Fair Market Value of a Share on the date of exercise exceeds the Grant Price (except as provided in Sections 5 and 6 in circumstances where the SAR is exercisable only on a Limited Basis). The Participant shall not receive a distribution if the Fair Market Value of a Share on the date of exercise does not exceed the Grant Price. The Participant’s distribution of cash upon exercise of the SAR shall be the aggregate dollar difference between the Fair Market Value of a Share on the date of exercise and the Grant Price for all Shares with respect to which the SAR is so exercised (except as provided in Sections 5 and 6 in circumstances where the SAR is exercisable only on a Limited Basis); provided that the amount delivered to the Participant shall be subject to applicable withholding taxes.
9.	Transferability of SAR. This SAR is transferable only by will or the laws of descent and distribution, or pursuant to a domestic relations order (as defined in Code Section 414(p)). The SAR shall be exercisable during the Participant’s lifetime only by the Participant or by his or her guardian or legal representative. The Committee may, in its discretion, require a guardian or legal representative to supply it with evidence the Committee deems necessary to establish the authority of the guardian or legal representative to exercise the SAR on behalf of the Participant.

10.	Securities Law Requirements.
(a)	This SAR shall not be exercisable in whole or in part, if exercise may, in the opinion of counsel for the Company, violate the 1933 Act (or other federal or state statutes having similar requirements), as it may be in effect at that time, or cause the Company to violate the terms of Section 4.1 of the Plan.

(b)	The SAR is subject to the further requirement that if at any time the Committee determines in its discretion that the registration, listing or qualification of the Shares subject to the SAR under any federal securities law, securities exchange requirements or under any other applicable law, or the consent or approval of any governmental regulatory body, is necessary as a condition of, or in connection with, the granting of the SAR, the SAR may not be exercised in whole or in part,

8

unless the necessary registration, listing, qualification, consent or approval has been effected or obtained free of any conditions not acceptable to the Committee.

(c)	With respect to individuals subject to Section 16 of the Exchange Act, transactions under this SAR are intended to comply with all applicable conditions of Rule 16b-3, or its successors under the Exchange Act. To the extent any provision of the SAR or action by the Committee fails to so comply, the Committee may determine, to the extent permitted by law, that the provision or action shall be null and void.
11.	No Obligation to Exercise SAR. The granting of the SAR imposes no obligation upon the Participant (or upon a transferee of a Participant) to exercise the SAR.

12.	No Limitation on Rights of the Company. The grant of the SAR shall not in any way affect the right or power of the Company to make adjustments, reclassification or changes in its capital or business structure, or to merge, consolidate, dissolve, liquidate, sell or transfer all or any part of its business or assets.

13.	Plan and SAR Not a Contract of Employment. Neither the Plan nor this SAR is a contract of employment, and no terms of employment of the Participant shall be affected in any way by the Plan, this SAR or related instruments except as specifically provided therein. Neither the establishment of the Plan nor this SAR shall be construed as conferring any legal rights upon the Participant for a continuation of employment, nor shall it interfere with the right of the Company or any Affiliate to discharge the Participant and to treat him or her without regard to the effect that treatment might have upon him or her as an Participant.

14.	Participant to Have No Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Shares subject to the SAR.

15.	No Deferral Rights. Notwithstanding anything in Article 12 of the Plan to the contrary, there shall be no deferral of payment, delivery or receipt of any amounts hereunder.

16.	Additional Payment in Limited Circumstances. This paragraph applies solely to a Participant (an “Applicable Participant”) whose employment terminates on or before December 31, 2008, for any reason other than (i) a voluntary termination that is neither (x) an End of Service nor (y) a termination for “good reason” as defined in the Participant’s employment agreement; or (ii) a termination by the Company without Cause. In the event that any payment made after December 31, 2008, to an Applicable Participant pursuant to such Participant’s exercise of the SAR (the “Post-2008 SAR Exercise Proceeds”) is determined to be subject to the interest and tax imposed by Code Section 409A(a)(1)(B) or any interest or penalties with respect to such tax (collectively, the “Section 409A Tax”), the Company shall pay the Participant, within 30 days after the Section 409A Tax is paid, an additional amount (the “Section 409A Gross-Up Payment”) such that the net amount the Participant retains, after paying the Section 409A Tax and any federal, state or local income or other applicable taxes with respect to the Section 409A Gross-Up Payment, is equal to the amount the Participant would have

9

received if the Section 409A Tax had not applied to the Post-2008 SAR Exercise Proceeds. For purposes of determining the amount of the Section 409A Gross-Up Payment, if any, the Participant shall be deemed to pay Federal income tax at the highest marginal rate of Federal income taxation in the calendar year in which the Post-2008 SAR Exercise Proceeds are paid, and applicable state and local income taxes at the highest marginal rate of taxation on the date the Post-2008 SAR Exercise Proceeds are paid, net of the maximum reduction in Federal income taxes that could be obtained from deduction of such state and local taxes. The Participant and the Applicable Participant shall reasonably cooperate with each other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Section 409A Tax with respect to the Payments and the Participant shall, if reasonably requested by the Company, contest any obligation to pay a Section 409A Tax. If, as a result thereof, the Participant receives a tax refund or credit for any Section 409A Tax previously paid by the Company with respect to the Post-2008 SAR Exercise Proceeds, the Participant shall return to the Company an amount equal to such refund or credit.

17.	Notice. Any notice or other communication required or permitted hereunder must be in writing and must be delivered personally, or sent by certified, registered or express mail, postage prepaid. Any such notice shall be deemed given when so delivered personally or, if mailed, three days after the date of deposit in the United States mail, in the case of the Company to 21557 Telegraph Road, Southfield, Michigan, 48033, Attention: General Counsel and, in the case of the Participant, to the last known address of the Participant in the Company’s records.

18.	Governing Law. This document and the SAR shall be construed and enforced in accordance with, and governed by, the laws of the State of Delaware, determined without regard to its conflict of law rules.

19.	Plan Documents Control. The rights granted under this SAR document are in all respects subject to the provisions of the MSPP and the Plan to the same extent and with the same effect as if they were set forth fully herein. If the terms of this document or the SAR conflict with the terms of the MSPP or the Plan document, the terms of the MSPP and the Plan document shall control.

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